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Proxy Statement Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Vantiv, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 17, 2014

Vantiv, Inc.
8500 Governors Hill Drive
Symmes Township, Ohio 45249
www.vantiv.com

To the Stockholders of Vantiv, Inc.:

        You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Vantiv, Inc. to be held on April 29, 2014, at 9:00 a.m. Eastern Time, at The Westin Cincinnati, 21 East Fifth Street, Cincinnati, OH 45202.

        The accompanying notice of the meeting and proxy statement describe the matters to be acted upon at the annual meeting.

        Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. Please vote as soon as possible via telephone, over the Internet or by proxy card or voter instruction form. Detailed information about the meeting and voting your shares is included in the accompanying proxy statement.

        Thank you for your support of Vantiv.

Sincerely,

Jeffrey Stiefler Chairman of the Board	Charles Drucker President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TUESDAY, APRIL 29, 2014
9:00 a.m.
The Westin Cincinnati
21 East Fifth Street, Cincinnati, Ohio 45202

        The 2014 Annual Meeting of Stockholders of Vantiv, Inc. will be held on Tuesday, April 29, 2014 at 9:00 a.m., Eastern Time, at The Westin Cincinnati, 21 East Fifth Street, Cincinnati, Ohio 45202, for the following purposes:

  1.
  To elect two Class A directors and one Class B director;

  2.
  To approve, on an advisory basis, the compensation of the Company's named executive officers;

  3.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014; and

  4.
  To conduct any other business properly brought before the meeting.

        The record date for the annual meeting is March 3, 2014. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement of the meeting.

        Your vote is important.    Whether or not you expect to attend the annual meeting in person, please submit your proxy or voting instructions over the telephone, the Internet or by mail as soon as possible to ensure that your shares are represented at the annual meeting and your vote is properly recorded. Even if you vote by one of these methods, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Nelson F. Greene Chief Legal Officer & Secretary

Cincinnati, Ohio
March 17, 2014

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to be Held on April 29, 2014:

The Company's Proxy Statement and Annual Report are available at:
http://www.astproxyportal.com/ast/17549/

Proxy Statement Table of Contents

VANTIV, INC.

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors of Vantiv, Inc. ("Vantiv" or the "Company") is providing these proxy materials to you for use in connection with the 2014 Annual Meeting of Stockholders to be held on April 29, 2014 at 9:00 a.m. Eastern Time, and at any postponement or adjournment of the meeting (the "Annual Meeting"). The Annual Meeting will be held at The Westin Cincinnati, 21 East Fifth Street, Cincinnati, Ohio 45202. Stockholders of record as of March 3, 2014 (the "Record Date") are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement.

        We are providing access to our proxy materials (including this proxy statement, together with a notice of meeting and the Company's annual report) on the Internet pursuant to rules adopted by the Securities and Exchange Commission ("SEC"). Accordingly, beginning on or about March 17, 2014, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to stockholders entitled to vote at the Annual Meeting. All stockholders will have the ability to access, beginning on March 17, 2014, the proxy materials on the website referred to in the Notice. The Notice includes instructions on how to access the electronic proxy materials, as well as instructions for requesting a printed copy at no charge. In addition, stockholders may permanently elect to receive future proxy materials in either electronic form by email or printed form by mail. If you make such an election, we will continue to send you the materials pursuant to your election, until you notify us otherwise.

        Our principal executive offices are located at 8500 Governors Hill Drive, Symmes Township, Ohio 45249, and our telephone number is (513) 900-5250. We maintain a website at www.vantiv.com. The information on our website is not a part of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:
What is the purpose of the Annual Meeting?

A:
To vote on the following proposals:

•
to elect John Maldonado and Christopher Pike (the Class A nominees) and Daniel Poston (the Class B nominee) as Class II directors;

•
an advisory vote to approve the compensation of our named executive officers;

•
to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•
to transact such other business that may properly come before the meeting or at any adjournment or postponement thereof.

Q:
How does the Board of Directors recommend I vote on these proposals?

A:
The Board recommends a vote:

•
FOR the election of John Maldonado, Christopher Pike and Daniel Poston as Class II directors;

•
FOR the approval of the compensation of our named executive officers; and

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Q:
Who is entitled to vote at the meeting?

A:
Stockholders Entitled to Vote.    Stockholders who our records show owned shares of our common stock as of the close of business on the Record Date may vote at the Annual Meeting. On the Record Date,

  we had 140,677,452 shares of Class A common stock outstanding and 48,822,826 shares of Class B common stock outstanding (together with Class A common stock, the "common stock"). All of the outstanding Class B common stock is held by one stockholder, Fifth Third Bank. Fifth Third Bank holds one share of our Class B common stock for each Class B unit of Vantiv Holding, LLC ("Vantiv Holding") that it holds. The shares of Class B common stock entitle Fifth Third Bank to up to 18.5% of the aggregate voting power of our outstanding common stock determined on a formulaic basis. The total value and voting power of the Class A common stock and Class B common stock that Fifth Third Bank holds (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) is limited to 18.5% at any time other than in connection with a stockholder vote with respect to a change of control, in which event Fifth Third Bank has the right to that full number of votes equal to the number of shares of Class A common stock and Class B common stock it owns. To the extent that Fifth Third Bank otherwise holds Class A common stock and Class B common stock entitled to less than 18.5% of the aggregate voting power of our outstanding common stock, then Fifth Third Bank is entitled only to such lesser voting power. As the holder of the Class B common stock, Fifth Third Bank is also entitled to elect a number of our directors equal to the percentage of the voting power of all of our outstanding common stock represented by the Class B common stock held by Fifth Third Bank but not exceeding 18.5% of our board of directors. Fifth Third Bank currently holds 18.5% of the voting power in Vantiv, Inc. As a result, two of our eleven directors are elected by Fifth Third Bank and the remaining nine directors are elected by the holders of our Class A common stock. See "Directors and Corporate Governance" and "Related Person Transactions" for additional information.

  Registered Stockholders.    If your shares are registered directly in your name with Vantiv's transfer agent, you are considered the holder of record with respect to those shares. As the holder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

  Street Name Stockholders.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered the holder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy. Street name stockholders wishing to attend the Annual Meeting in person should also bring proof of ownership, such as a brokerage statement, showing their ownership of stock as of the Record Date.

Q:
How are votes counted?

A:
The Class A common stock and Class B common stock are voting together as a single class on all matters described in this proxy statement for which your proxy is being solicited, except the holders of Class A common stock are voting exclusively and as a separate class on the election of the Class A nominees for director (John Maldonado and Christopher Pike) and Fifth Third Bank is voting exclusively and as as separate class on the election of the Class B nominee for director (Daniel Poston). Each share of Class A common stock entitles its holder to one vote per share. Because Fifth Third Bank's voting power is limited to 18.5% of the aggregate voting power of our outstanding common stock (other than in connection with a stockholder vote with respect to a change of control), each share of Class B common stock entitles Fifth Third Bank to 0.654 votes per share as of the Record Date. There is no cumulative voting.

Q:
How many votes are needed to approve each proposal?

A:
Each Class A nominee for director is elected by a plurality of the voting power of the shares of Class A common stock, exclusively and as a separate class, present in person or represented by proxy and entitled to vote on the matter. The Class B nominee for director is elected by Fifth Third Bank as the holder of the Class B common stock. Abstentions, broker non-votes and shares of Class B common stock will have no effect on the outcome of the election of the Class A nominees, and the Class A common stock will have no effect on the outcome of the election of the Class B nominee.

  Approval of the compensation of our named executive officers requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter. For purposes of this proposal, abstentions are treated as shares present and entitled to vote on the matter and, therefore, will have the same effect as a vote "Against" the proposal. Broker non-votes are not considered entitled to vote on the matter and will have no effect on the outcome of the vote.

  The ratification of the appointment of the Company's independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions are treated as shares present and entitled to vote for purposes of this proposal and, therefore, will have the same effect as a vote "Against" the proposal.

Q:
What are broker non-votes?

A:
Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole "routine" matter—the ratification of the appointment of the Company's independent registered public accounting firm. Your broker will not have discretion to vote on the other matters. Broker non-votes do not count for voting purposes, but are considered "present" at the meeting for purposes of determining whether a quorum exists.

Q:
Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
Pursuant to the rules of the SEC, we have elected to provide access to our proxy materials over the Internet. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice. In addition, the Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:
How can I get electronic access to the proxy materials?

A:
The Notice provides you with instructions regarding how to:

•
view our proxy materials for the Annual Meeting on the Internet; and

•
request that we send our future proxy materials to you by mail or by email.

  By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders' meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Q:
Who is making this solicitation?

A:
The proxy for the Annual Meeting is being solicited on behalf of Vantiv's Board of Directors.

Q:
How can I vote my shares?

A:
Registered Stockholders:    Registered stockholders may vote in person at the Annual Meeting or by one of the following methods:

•
By Mail.  If you requested printed copies of the proxy materials to be mailed to you, you can complete, sign and date the proxy card and return it in the prepaid envelope provided;

•
By Telephone.  Call the toll-free telephone number in the Notice and follow the recorded instructions; or

•
By Internet.  Access the secure website registration page through the Internet, as identified in the Notice, and follow the instructions.

  Please note that the Internet and telephone voting facilities for registered stockholders will close at 11:59 p.m. Eastern Time on April 28, 2014.

Street Name Stockholders:    If you hold your shares through a broker, bank or other nominee, you should have received instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, if you wish to vote in person at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

        Street name stockholders may generally vote by one of the following methods:

  •
  By Mail.  If you requested printed copies of the proxy materials to be mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

  •
  By Methods Listed on Voting Instruction Card.  Please refer to your voting instruction card or other information provided by your bank, broker, nominee or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the holder of record; or

  •
  In Person With a Proxy from the Record Holder.  A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank, brokerage firm or other nominee. Please consult the voting instruction card provided to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:
Can I attend the meeting in person?

A:
You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the Record Date. If you plan to attend the Annual Meeting, please complete and mail the ticket reservation request form at the back of this booklet or check the box on the voting page of the website identified in the Notice. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver's license or passport. Please note that since a street name stockholder is not the holder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy.

Q:
If I submit a proxy, how will it be voted?

A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under "Can I change my vote?"

Q:
Can I change my vote?

A:
You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise our Corporate Secretary at our principal executive offices (8500 Governors Hill Drive, Symmes Township, Ohio 45249) in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions (which must be received prior to the Annual Meeting) or (iv) vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted).

Q:
What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?

A:
You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee is the record holder of your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the holder of record of the shares giving you the right to vote the shares.

Q:
What quorum is required for the Annual Meeting?

A:
The presence in person or by proxy of a majority of the voting power of the issued and outstanding common stock entitled to vote at the meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:
Who will tabulate the votes?

A:
Vantiv has designated a representative of American Stock Transfer & Trust Company, LLC as the Inspector of Election who will tabulate the votes.

Q:
Who pays for the proxy solicitation process?

A:
Vantiv will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Q:
May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

A:
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our bylaws, as applicable. In order for a stockholder proposal to be included in our proxy statement and form of proxy relating to the meeting for our 2015 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the proposal must be received by us no later than November 17, 2014. If a stockholder intends to submit a proposal that is not intended to be included in our proxy statement, or a nomination for director for our 2015 Annual Meeting of Stockholders, the stockholder must give us notice in accordance with the requirements set forth in our bylaws no later than January 29, 2015 and no earlier than December 30, 2014. If the date of the 2015 Annual Meeting is more than 30 days before or more than 60 days after April 29, 2015, notice by the stockholder must be received no later than the 10th day following the date on which public announcement of the date of the 2015 Annual Meeting is first made by Vantiv. Our bylaws require that certain information and acknowledgments with respect to the proposal or the nominee, as applicable, and the stockholder making the proposal or the nomination be set forth in the notice. Our bylaws have been publicly filed with the SEC and can also be found on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

Q:
What should I do if I get more than one proxy or voting instruction card?

A:
Stockholders may receive more than one set of voting materials, including multiple copies of the Notice, these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate Notices for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one Notice. You should vote in accordance with all of the Notices you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:
How do I obtain a separate set of proxy materials or request a single set for my household?

A:
We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice and our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

  If you are a registered stockholder and wish to receive a separate Notice, proxy statement or annual report at this time, please request the additional copy by contacting our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at 1-888-776-9962 (U.S.) or 1-718-921-8562 (outside the U.S.), or by email at info@amstock.com. If you hold your shares beneficially and wish to receive a separate Notice, proxy statement or annual report, please contact your bank or broker. If any stockholders in your household wish to receive a separate annual report and a separate proxy statement in the future, they may contact Investor Relations, Vantiv, Inc., 8500 Governors Hill Drive, Symmes Township, Ohio 45249. They may also send an email to Investor Relations at ir@vantiv.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

Q:
What if I have questions about lost stock certificates or need to change my mailing address?

A:
You may contact our transfer agent, American Stock Transfer & Trust Company at the numbers or email address above, if you have lost your stock certificate or need to change your mailing address.

DIRECTORS AND CORPORATE GOVERNANCE

Board Structure

        Our business and affairs are managed under the direction of our Board of Directors. Our amended and restated certificate of incorporation provides that our Board consist of between 11 and 15 directors so long as any shares of Class B common stock are outstanding. Our Board currently consists of 11 directors. Fifth Third Bank is entitled to elect a number of our directors equal to the percentage of the voting power of all of our outstanding common stock represented by the Class A and Class B common stock held by Fifth Third Bank but not exceeding 18.5% of the board of directors. As a result, two of our 11 directors are elected by Fifth Third Bank.

        Our Board of Directors is divided into three classes, with one class being elected at each annual meeting of stockholders. Each director serves a three-year term, with termination staggered according to class. Class I and Class III currently consist of four directors. Class II consists of three directors. The holders of our Class A common stock elect each of our Class I directors, two of our Class II directors and three of our Class III directors. Fifth Third Bank elects one of each of the Class II and Class III directors.

Corporate Governance

        Our Board of Directors acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. In carrying out its responsibilities, the Board reviews and assesses the Company's long-term strategy and its strategic, competitive and financial performance. The Board has adopted corporate governance guidelines that serve as a flexible framework within which the Board and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines can be found on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

Director Independence

        The Board has affirmatively determined that Messrs. Adrean, Lauer, Maldonado, Mussafer, Pike, Ryan and Stiefler are independent directors under the applicable rules of the New York Stock Exchange (the "NYSE") and that Messrs. Adrean, Lauer and Stiefler, who serve on the Audit Committee, are also independent directors as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. In accordance with the NYSE corporate governance rules, a majority of our directors are independent.

 Information about the Directors and Nominees

        Set forth below is information regarding our directors and the nominees as of March 17, 2014. All of the candidates for election at this meeting are currently serving as our directors.

Name	Age	Position	Director Since
Directors whose terms will expire at the 2014 Annual Meeting
John Maldonado	38	Director	2012
Christopher Pike	44	Director	2012
Daniel Poston	55	Director	2012
Directors whose terms will expire at the 2015 Annual Meeting
Greg Carmichael	52	Director	2012
Charles Drucker	50	CEO, President and Director	2011
David Mussafer	50	Director	2012
Jeffrey Stiefler	67	Director	2012
Directors whose terms will expire at the 2016 Annual Meeting
Lee Adrean	62	Director	2012
Gary Lauer	61	Director	2012
Mark Heimbouch	49	CFO and Director	2014
Thomas Ryan	61	Director	2012

Business Experience and Qualifications of Directors

  Nominees

  Class II Directors (Current Terms Will Expire at the 2014 Annual Meeting)

        John Maldonado served as a director of Vantiv Holding, LLC from June 2009 until our initial public offering in March 2012 and has served as a director of the Company since March 2012. Mr. Maldonado is a Managing Director at Advent International Corporation, having joined the firm in 2006. Prior to joining Advent International Corporation, Mr. Maldonado was at Parthenon Capital from 2004 to 2005, at Bain Capital from 2000 to 2002 and a consultant with the Parthenon Group from 1998 to 2000. Mr. Maldonado also serves on the board of directors of SkillSoft plc and Connolly, Inc. He has previously served on the boards of directors of Managed Healthcare Associates, Inc. and American Radiology Services, Inc. Mr. Maldonado received an M.B.A. from Harvard Business School and a B.A. from Dartmouth College. Mr. Maldonado's significant experience in the areas of private equity, consulting, business services and finance provides insight that is beneficial to the board of directors.

        Christopher Pike served as a director of Vantiv Holding, LLC from June 2009 until our initial public offering in March 2012 and has served as a director of the Company since March 2012. Mr. Pike is a Managing Partner at Advent International Corporation, having joined the firm in 1997. Mr. Pike also serves on the board of directors of Connolly, Inc. He previously served on the boards of directors of GFI Group Inc., Long Term Care Group, BondDesk Group LLC and several other companies. Mr. Pike received a B.A. from Amherst College. Mr. Pike's significant experience in the areas of private equity, consulting, business services and finance, and as a director of public and private companies, provides insight that is beneficial to the board of directors.

        Daniel Poston is Executive Vice President and Chief Strategy and Administrative Officer of Fifth Third Bancorp, a position he has held since November 2013. Mr. Poston was the Executive Vice President and

Chief Financial Officer of Fifth Third from 2009 to October 2013 and Interim Chief Financial Officer from May 2008 to November 2008. Mr. Poston was the Controller of Fifth Third Bancorp from July 2007 to May 2008 and from November 2008 to September 2009. Formerly, Mr. Poston was the Auditor of Fifth Third Bancorp since October 2001 and was Senior Vice President of Fifth Third Bancorp and Fifth Third Bank since January 2002. Prior to joining Fifth Third, Mr. Poston was a partner in the financial services audit and accounting practice of Arthur Andersen LLP. He is a graduate of the University of Cincinnati with a degree in accounting and finance. Mr. Poston's significant operational and financial experience with public companies provides important perspectives on matters that are beneficial to the board of directors. As previously announced, Fifth Third Bancorp and Mr. Poston entered into a settlement with the Securities and Exchange Commission to resolve the Commission's previously reported investigation of Fifth Third Bancorp's historical accounting and reporting with respect to certain commercial loans that were sold or reclassified as held-for-sale by Fifth Third in the fourth quarter of 2008. Without admitting or denying any findings, Fifth Third Bancorp and Mr. Poston consented to the SEC's issuance of an administrative order announced on December 4, 2013 finding violations of certain provisions of the securities laws, including Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934. The administrative order includes a cease and desist order and a separate civil money penalty of $100,000, and also contains a provision that prevents Mr. Poston from appearing or practicing before the Commission as an accountant and allows him to apply for reinstatement one year from the date of the order. Mr. Poston serves on our board of directors pursuant to the rights related to the Class B common stock held by Fifth Third Bank.

  Class III Directors (Current Terms Will Expire at the 2015 Annual Meeting)

        Greg Carmichael served as a director of Vantiv Holding, LLC from June 2009 until our initial public offering in March 2012. Mr. Carmichael has served as Fifth Third Bancorp's Chief Operating Officer since June 2006 and its President since September 2012. Previously, he served as Executive Vice President and Chief Operating Officer of Fifth Third, a position he held since June 2006. Prior to that position, Mr. Carmichael was Executive Vice President and Chief Information Officer of Fifth Third since June 2003. Mr. Carmichael received a B.A. from the University of Dayton and an M.S. from Central Michigan University. Mr. Carmichael has significant senior management expertise that he gained as an executive officer of a public company in the financial services industry. Mr. Carmichael's experience provides important perspectives on matters such as operations and information technology that are beneficial to the board of directors. Mr. Carmichael serves on our board of directors pursuant to the rights related to the Class B common stock held by Fifth Third Bank.

        Charles Drucker is our Chief Executive Officer, a position he has held since June 2009, and our President, a position he has held since June 2004. Mr. Drucker has been a director of Vantiv, Inc. since November 2011 and was a director of Vantiv Holding, LLC from June 2009 to March 2012. He was also Executive Vice President of Fifth Third Bancorp from June 2005 to June 2009. Mr. Drucker was selected to serve on the board of directors due to his service as our President and Chief Executive Officer, extensive senior management experience at a number of large corporations in the payments industry, deep industry experience and intimate knowledge of the operational, financial and strategic development of our company.

        David Mussafer served as a director of Vantiv Holding, LLC from June 2009 until our initial public offering in March 2012 and has served as a director of the Company since March 2012. Mr. Mussafer is a Managing Partner at Advent International Corporation, having joined the firm in 1990. He currently serves on the boards of directors of Five Below, Inc., Serta Simmons Holdings, LLC and Charlotte Russe Holding Inc. He previously served on the boards of directors of Dufry AG, Kirkland's Inc., lululemon athletica inc., Party City Holdings Inc., and numerous privately held businesses. Mr. Mussafer received a B.S.M. from Tulane University and a M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Mussafer has significant experience in the areas of private equity, consulting, business services and finance, and in serving as a director of public and private companies. Mr. Mussafer's service as a director at several public and private companies has provided him with insights of issues facing boards that are beneficial to the board of directors.

        Jeffrey Stiefler has served on our Board of Directors as Chairperson since our initial public offering in March 2012. Mr. Stiefler served as a Director and Non-Executive Chairperson of the board of directors of Vantiv Holding, LLC from August 4, 2010 until our initial public offering. He currently serves on the boards of directors of LPL Financial Corporation and VeriFone Systems, Inc., and served as Lead Director of Taleo Corporation, Inc. prior to its acquisition by Oracle Corporation in April 2012. Mr. Stiefler served as a Venture Partner with Emergence Capital Partners from 2008 through the beginning of 2013. Mr. Stiefler was the Chairman, President and CEO of Digital Insight from August 2003 until the company's acquisition by Intuit in February 2007. Prior to Digital Insight, Mr. Stiefler worked with several private equity firms as an operating advisor and held a variety of positions at American Express, including President and Director of the company, and President and CEO of American Express Financial Advisors. Mr. Stiefler received a B.A. from Williams College and an M.B.A. from Harvard Business School. Mr. Stiefler has significant senior management expertise at public companies. As a former chief executive officer of a software company, Mr. Stiefler's operational and strategic experiences are relevant to issues faced by us on a regular basis. Mr. Stiefler's current and past board experience, including the role of chairman of the board of directors of a public company, also exposed him to best practices and approaches that are beneficial to the board of directors.

  Class I Directors (Current Terms Will Expire at the 2016 Annual Meeting)

        Lee Adrean is Corporate Vice President and Chief Financial Officer of Equifax, Inc., a position he has held since October 2006. Prior to joining Equifax, he was Executive Vice President and Chief Financial Officer of NDCHealth Corporation from May 2004 to 2006. Prior to that position, Mr. Adrean was Executive Vice President and Chief Financial Officer at EarthLink, Inc. from February 2000 to April 2004. Mr. Adrean serves on the board of directors of West Corporation. Mr. Adrean holds a B.S. from Bucknell University and an M.B.A. from Harvard Business School. Mr. Adrean's executive experience with public companies and background in finance and accounting provides insight that is beneficial to the board of directors.

        Gary Lauer is Chief Executive Officer of eHealth, Inc., a position he has held since December 1999, and Chairman of eHealth's Board of Directors, a position he has held since March 2002. He also served as President of eHealth from December 1999 to March 2012. Prior to joining eHealth, Mr. Lauer was the Chief Executive Officer of MetaCreations Corporation from 1998 to December 1999, and was Chairman from 1998 to March 2000. Prior to MetaCreations, Mr. Lauer spent more than nine years at Silicon Graphics, Inc., where he was a member of the senior executive team. Mr. Lauer started his career at International Business Machines Corp. in sales and marketing management. Mr. Lauer holds a B.S. degree in finance and marketing from the University of Southern California Business School. Mr. Lauer's responsibilities and operational and leadership experience as the Chief Executive Officer and Chairman of eHealth for more than ten years and as a former senior executive of several technology companies provides insight that is beneficial to the board of directors.

        Mark Heimbouch is our Chief Financial Officer and was elected a director in January 2014. Prior to joining us as CFO in December 2009, Mr. Heimbouch was Chief Financial Officer of Trow Global Holdings Inc., now known as exp Global Inc., an engineering services firm, since November 2008. Prior to that position, Mr. Heimbouch was Senior Executive Vice President and Chief Operating Officer of Jackson Hewitt Tax Service Inc., an income tax preparation company, from October 2007 to November 2008 where he was responsible for overseeing and managing information technology, customer support and operations for the company. Mr. Heimbouch served as the Executive Vice President, Chief Financial Officer and Treasurer at Jackson Hewitt from June 2005 to October 2007. Mr. Heimbouch was selected to serve on the board of directors due to his service as our Chief Financial Officer, his experience as the CFO of other public companies, and his knowledge of the operational, financial and strategic development of our company.

        Thomas Ryan was President and Chief Executive Officer of CVS Caremark from 1998 to March 2011 and Chairman of CVS Caremark Corporation from November 2007 to May 2011. He also served as Chairman of CVS Corporation from April 1999 until March 2007. Mr. Ryan joined CVS Corporation in 1975 as a pharmacist. Mr. Ryan is currently an operating partner with Advent International, the Lead Director of Yum! Brands, Inc., and a director of Five Below Inc. and was a director of Bank of America Corporation from 2004 to 2010. Mr. Ryan received a B.S. from the University of Rhode Island. Mr. Ryan's significant operational experience as a chairman and chief executive officer provides invaluable experience with and important perspectives on matters that are beneficial to the board of directors.

        No family relationship exists among any of the directors, nominees or executive officers. Except with respect to the rights of the Class B stockholders to elect directors, no arrangement or understanding exists between any director, nominee, or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as a director, nominee or executive officer of the Company.

Meetings of the Board

        The Board met six times during 2013. In 2013, each director attended at least 75% of the meetings of the Board and of the Committees of which he or she was a member. Additionally, while the Company has no formal policy regarding director attendance at its annual meeting of stockholders, Vantiv's directors are encouraged to attend the Company's annual meetings. All of the directors then in office attended the Company's 2013 Annual Meeting.

        The non-management members of the Board regularly hold executive sessions, and the independent directors of the Board hold executive sessions at least annually.

Board Committees

        The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board has adopted a written charter for each committee that sets forth the committee's purpose, composition, authority and responsibilities. Each charter can be found on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

        The members of each committee and the number of meetings held in fiscal 2013 are shown below:

Name	Audit	Compensation	Nominating and Corporate Governance
Lee Adrean	C		M
Gary Lauer	M		C
David Mussafer		M
Christopher Pike			M
Thomas Ryan		C
Jeffrey Stiefler	M	M
Number of Meetings in Fiscal 2013	4	4	4

C = Chair
M = Member

Audit Committee

        The primary purpose of our Audit Committee is to assist the Board's oversight of:

  •
  the integrity of our financial statements;

  •
  our internal financial reporting and compliance with our disclosure controls and procedures;

  •
  the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm;

  •
  our independent registered public accounting firm's annual audit of our financial statements and any engagement to provide other services;

  •
  the performance of our internal audit function; and

  •
  our legal and regulatory compliance.

        Our Audit Committee is currently comprised of Messrs. Adrean, Lauer and Stiefler. Mr. Adrean serves as chair of the Audit Committee and also qualifies as an "audit committee financial expert" as such term has been defined by the SEC in Item 401(h)(2) of Regulation S-K. Our Board of Directors has affirmatively determined that Messrs. Adrean, Lauer and Stiefler meet the definition of an "independent director" for the purposes of serving on the Audit Committee under applicable SEC and NYSE rules. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Members of the Audit Committee are limited to serving on no more than two other public company audit committees, unless expressly approved by the Board after determining that simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee.

        A copy of the Audit Committee's charter is available on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

Compensation Committee

        The primary purpose of our Compensation Committee is to:

  •
  assist the Board in discharging its responsibilities regarding compensation of our executive officers;

  •
  review and approve corporate goals and objectives relevant to the compensation of our chief executive officer and evaluate our chief executive officer's performance in light of those goals and objectives;

  •
  review and determine the compensation of our chief executive officer and other executive officers;

  •
  make recommendations to the Board with respect to our equity-based compensation plans;

  •
  provide oversight of our compensation policies, plans and benefit programs; and

  •
  produce, approve and recommend to the Board for approval reports on compensation matters required to be included in our annual proxy statement or annual report.

        Our Compensation Committee is currently comprised of Messrs. Ryan, Mussafer and Stiefler, with Mr. Ryan serving as the chair. Our Board of Directors has affirmatively determined that Messrs. Ryan, Mussafer and Stiefler meet the definition of an "independent director" for the purposes of serving on the Compensation Committee under applicable NYSE rules.

        A copy of the Compensation Committee's charter is available on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

Nominating and Corporate Governance Committee

        The primary purpose of our Nominating and Corporate Governance Committee (the "Governance Committee") is to:

  •
  recommend to the Board for approval the qualifications, qualities, skills and expertise required for board of director membership;

  •
  subject to the rights of Fifth Third Bank to elect directors, identify potential members of the Board consistent with the criteria approved by the Board and select and recommend to the Board the director nominees for election at the next annual meeting of stockholders or to otherwise fill vacancies;

  •
  evaluate and make recommendations regarding the structure, membership and operations of the committees of the Board;

  •
  oversee and make recommendations to the Board with regard to any changes to our corporate governance policies and principles;

  •
  oversee the application of our code of business conduct and ethics; and

  •
  oversee the annual review of the Board's performance.

        Our Governance Committee is currently comprised of Messrs. Lauer, Adrean, and Pike, with Mr. Lauer serving as the chair. Our Board of Directors has affirmatively determined that Messrs. Lauer, Adrean and Pike meet the definition of an "independent director" for the purposes of serving on the Governance Committee under applicable NYSE rules.

        A copy of the Governance Committee's charter is available on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee is or has at any time during the past year been one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The code of business conduct and ethics is available on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage. Any waiver of the code for directors or executive officers may be made only by our Board of Directors or a Board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Amendments to the code must be approved by our Board of Directors and will be promptly disclosed (other than technical, administrative or non-substantive changes). Any amendments to the code, or any waivers of its requirements, for which disclosure is required, will be disclosed on our website.

Director Nominations

        Subject to the rights of Fifth Third Bank as the holder of our Class B common stock to elect Directors, the Board is responsible for selecting candidates to fill vacancies on the Board and for nominating individuals for election as Directors by the stockholders, in each case, based on the recommendation of the Governance Committee. The Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Governance Committee, current Directors or members of management. Stockholders may submit recommendations by providing the person's name and appropriate background and biographical information by writing to the Governance Committee at Vantiv, Inc., Attn: Nominating and Corporate Governance Committee, 8500 Governors Hill Drive, Symmes Township, Ohio 45249. Stockholders who want to nominate directors for election at Vantiv's next annual meeting of stockholders must follow the procedures described in the Company's Bylaws, which are available on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

        The Governance Committee is responsible for reviewing with the Board from time to time the appropriate experience, qualifications, attributes and skills required of Board members in the context of the Company's needs and the existing make-up of the Board and developing and recommending to the Board criteria for identifying and evaluating candidates for the Board. These criteria may include, among other things, an individual's business experience, qualifications, attributes and skills such as relevant industry knowledge; specific experience with technology, accounting, finance, leadership, operations, strategic planning, and international markets; independence; judgment; integrity; the ability to commit sufficient time and attention to the activities of the Board; diversity of occupational and personal backgrounds on the Board; and the absence of potential conflicts with the Company's interests.

        Occasionally the Governance Committee may engage outside search firms to assist it in identifying and contacting qualified director candidates. During 2013, Spencer Stuart was engaged to identify additional candidates for service on the Board.

        The Class A directors nominated by the Board of Directors for election at the 2014 Annual Meeting were recommended by the Governance Committee.

Contacting the Board of Directors, the Chairman and Other Independent Directors

        Stockholders or interested parties wishing to communicate directly with Vantiv's Board of Directors, any individual director, the Chairman of the Board, or the non-management or independent directors as a group may do so by writing to them care of Vantiv's Chief Legal Officer and Secretary at 8500 Governors Hill Drive, Symmes Township, Ohio 45249. The Chief Legal Officer and Secretary will forward appropriate communications. Any concerns reported related to accounting, internal accounting controls or auditing matters will be promptly brought to the attention of the Chair of the Audit Committee as appropriate. For more information on how to contact Vantiv's Board, please visit the Corporate Governance section of our Investor Relations webpage at www.vantiv.com.

Board Leadership Structure and Role in Risk Oversight

        We believe that our Board and committee structure provides strong oversight of the Company. While our Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions and having a separate, independent Chairman is the appropriate leadership structure for us at this time.

        Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management's risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks. Our Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as required or requested.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with our business strategy, policy matters, succession planning, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures, and our operational infrastructure, particularly security, reliability and business continuity.
Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, credit and liquidity matters, and our programs and policies relating to legal compliance and strategy.
Governance Committee	Risks and exposures associated with director succession planning, corporate governance and overall Board and committee effectiveness and composition.
Compensation Committee	Risks and exposures associated with leadership assessment, retention and succession, executive compensation programs and arrangements and compensation risk.

Director Compensation

        Our director compensation program consists of an annual cash retainer and an annual equity grant of restricted stock units with settlement deferred until termination of service as a director. Directors who are employees of ours do not receive director compensation. Our director compensation program was established by our board of directors at the time of our initial public offering in consultation with our compensation committee and its independent compensation consultant. The objective of our director compensation program is to attract and retain highly qualified directors in a competitive marketplace and to compensate them for their commitment and service to our Company and stockholders. Our director compensation program consists of the following components:

  •
  an annual cash retainer of $80,000;

  •
  an additional retainer of $20,000 for the Audit Committee chair, $15,000 for the Compensation Committee chair and $12,500 for the Nominating and Corporate Governance Committee chair; and

  •
  an annual equity grant of $120,000 of value-denominated, full-value restricted stock units, which are settled in shares of common stock following the termination of the director's service.

        In lieu of the annual cash retainer of $80,000 and the annual grant of $120,000 of restricted stock units, Mr. Stiefler, the Chairman of the Board, receives an annual cash retainer of $120,000 and an annual equity grant of $180,000 in restricted stock units. Directors are also entitled to receive an incremental fee of $1,000 for each meeting attended beyond ten Board of Director meetings per year or twenty committee meetings per year, and reimbursement of travel expenses, to the extent applicable. Each director has the option to elect to receive some or all of his or her cash retainer in equity grants of restricted stock units, which are settled in shares of common stock following the termination of service as a director.

        The cash retainer and any applicable fees for service as Chair of a committee are paid quarterly in arrears. The annual equity grant of restricted stock units is granted at each year's annual meeting of stockholders and vests on the earlier of the first anniversary of the grant date and the following year's annual meeting. A director who joins the board in between annual meetings receives a pro-rated annual equity grant based on the number of months that have elapsed since the prior year's annual meeting. Vested units are settled in shares of common stock on a one-for-one basis following termination of service as a director.

2013 Director Compensation Table

        The table below sets forth information regarding the compensation paid to our non-employee directors for 2013.

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(3)(5)		All Other Compensation ($)	Total ($)
Jeffrey Stiefler	120,000	(2)	180,000		—	300,000
Lee Adrean	100,000		120,000		—	220,000
Lori Beer	80,000		120,000	(4)	—	200,000
Greg Carmichael	80,000		120,000		—	200,000
Gary Lauer	92,500		120,000		—	212,500
John Maldonado	80,000		120,000		—	200,000
David Mussafer	80,000	(2)	120,000		—	200,000
Christopher Pike	80,000		120,000		—	200,000
Daniel Poston	80,000		120,000		—	200,000
Thomas Ryan	95,000	(2)	120,000		—	215,000

(1)
During 2013, Mr. Drucker served as President and Chief Executive Officer of the Company, and therefore, as an employee director, did not earn compensation in connection with his service on our Board. Mr. Drucker's compensation as President and Chief Executive Officer is disclosed in the Summary Compensation Table of this proxy statement.

(2)
Represents the dollar amount of restricted stock units received in lieu of the cash retainer. These units are granted on the date the cash retainer would have been paid, are fully vested at grant, and settled in shares of Class A common stock on a one-for-one basis following termination of service as a director. The amounts shown represent both the fair market value and the full fair value at grant.

(3)
Represents the grant date fair value of the annual equity grant of restricted stock units made on April 30, 2013 computed in accordance with FASB ASC Topic 718. Vested units are settled in shares of Class A common stock on a one-for-one basis following termination of service as a director.

(4)
Ms. Beer resigned from the Board effective January 27, 2014 and as a result forfeited this award.

(5)
As of December 31, 2013, Mr. Stiefler held 7,989 unvested restricted stock units and 224,129 shares of unvested restricted stock and each of the other non-employee directors held 42,608 unvested restricted stock units. Mr. Stiefler served as a director of Vantiv Holding prior to the Company's initial public offering. The Company has not granted shares of restricted stock as director compensation since its initial public offering.

Director Stock Ownership Guidelines

        The Board of Directors has adopted stock ownership and retention guidelines for directors of the Company. The guidelines encourage each non-employee director to acquire and hold a number of shares of Vantiv common stock equal in value to at least five times the amount of his or her annual cash retainer, exclusive of committee chair retainer fees. Until the applicable ownership guideline is achieved, directors are required to retain 100% of all equity awarded under the Company's director compensation program.

        For these purposes, ownership includes shares owned outright by the non-employee director and shares underlying vested restricted stock units, including shares underlying vested RSU awards for which settlement has been deferred until termination of service as a director. Because directors must retain 100% of all equity awarded under the Company's director compensation program until they achieve the specified guideline, there is no minimum time period required to achieve the guidelines. Each director is in compliance with the guidelines.

 EXECUTIVE OFFICERS

        The executive officers of the Company and their ages and titles are set forth below. Business experience for at least the past five years and other information is provided in accordance with SEC rules.

        Charles D. Drucker (50) is our Chief Executive Officer, a position he has held since June 2009, and our President, a position he has held since June 2004. Mr. Drucker has been a Director of Vantiv, Inc. since November 2011 and was a Director of Vantiv Holding, LLC from June 2009 to March 2012. He was Executive Vice President of Fifth Third Bancorp from June 2005 to June 2009.

        Mark L. Heimbouch (49) is our Chief Financial Officer, a position he has held since December 2009. Mr. Heimbouch has also served as a Director of the Company since January 28, 2014. Prior to joining us, Mr. Heimbouch was Chief Financial Officer of Trow Global Holdings Inc., now known as exp Global Inc., an engineering services firm, since November 2008. Prior to that position, Mr. Heimbouch was Senior Executive Vice President and Chief Operating Officer of Jackson Hewitt Tax Service Inc., an income tax preparation company, from October 2007 to November 2008 where he was responsible for overseeing and managing information technology, customer support and operations for the company. Mr. Heimbouch served as the Executive Vice President, Chief Financial Officer and Treasurer at Jackson Hewitt from June 2005 to October 2007.

        Donald Boeding (48) is our President of Merchant Services, a position he has held since January 2010. Prior to this position, Mr. Boeding was our Senior Vice President from September 2004 to December 2009. The former COO at Wells Fargo, Mr. Boeding joined Vantiv in 2004 and is responsible for the day-to-day Merchant Services operations of the merchant business, from relationship management to new product and technology development. With more than 20 years of experience in the merchant services industry, Mr. Boeding has served as Director of Merchant Services at Norwest Card Services and Merchant Services Manager at Commerce Bank of Kansas City.

        Royal Cole (52) is our President of Financial Institutions Services, a position he has held since March 2010. Prior to joining us, Mr. Cole was the Executive Vice President and General Manager, Global Payment Services, at The Western Union Company, a financial services company, from December 2005 to July 2009, where he oversaw day-to-day operations and was responsible for strategic development of the Global Payment Services Group.

        Nelson F. Greene (50) is our Chief Legal Officer and Secretary, a position he has held since July 2010. Prior to joining us, Mr. Greene was the Vice President, Deputy General Counsel and Assistant Secretary from April 2010 to July 2010, the Vice President, Interim General Counsel and Secretary from July 2009 to April 2010 and the Vice President, Deputy General Counsel and Assistant Secretary from 2007 to July 2009 of NCR Corporation, a global technology and services company, where he managed the company's corporate governance activities and the worldwide legal department. Mr. Greene joined NCR in 1992.

        Carlos Lima (52) is our Chief Operating Officer, a position he has held since June 2012. Prior to joining us, Mr. Lima was Chief Information Officer and Co-Chief Operating Officer for Barclaycard in London, England since August 2010. From 2008 until 2010, Mr. Lima was Chief Operating Officer—Cards, Retail and Corporate Banking for Barclays Bank PLC in Lisbon, Portugal. Prior to that position, Mr. Lima held various senior global and regional IT positions at Citigroup and American Express.

        Daniela Mielke (48) is our Chief Strategy and Product Officer. Prior to joining Vantiv in September 2013, Ms. Mielke was the Vice President of Global Strategy at PayPal from May 2010 to September 2013. Ms. Mielke was employed as an independent corporate strategy and development consultant from October 2009 to May 2010. Prior to that position, she was the West Coast Practice Leader at a-connect (US) Inc., a project execution and talent firm, from September 2007 to October 2009. Prior to this position, Ms. Mielke was Senior Vice President, Strategy and Market Intelligence, at Visa International.

        Paulette Sasso (58) is our Interim Chief Human Capital Officer, a position she has held since July 2012. She joined Vantiv as Senior Vice President of Talent Acquisition in March 2011. Ms. Sasso had been a consultant to Vantiv since September 2009. Prior to joining us, Ms. Sasso worked for First Data Corporation where she was Senior Vice President, Human Resources—Corporate from 2005 to 2007, Senior Vice President, Human Resources—Enterprise Payments from 2003 to 2005 and Senior Vice President, Human Resources—Merchant Services from 1995 to 2003. Before joining First Data Corporation, Ms. Sasso was Senior Vice President, Human Resources at Card Establishment Services, a merchant credit card processing services company that was owned by the venture capital firm Welsh, Carson, Anderson and Stowe, and Vice President, Human Resources at CitiCorp.

        William Weingart (55) is our President, eCommerce, a position he has held since January 2014. From April 2010 to December 2013, he was our Chief Product Officer. Prior to this position, Mr. Weingart was the Chief Technology Officer, Merchant Services Division, at First Data Corporation from May 1983 to October 2009, where he oversaw and managed information technology services for the Merchant Services Division.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

        The following table shows information regarding the beneficial ownership of our Class A common stock as of the Record Date by:

  •
  each person or group who is known by us to own beneficially more than 5% of our common stock;

  •
  each director and nominee for director and each of our named executive officers; and

  •
  all directors and executive officers as a group.

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Class A common stock shown as beneficially owned by them. Applicable percentage of beneficial ownership is based on 140,677,452 shares of Class A common stock outstanding on the Record Date. Shares of Class A common stock subject to options or warrants currently exercisable or exercisable within 60 days of the date of this proxy statement are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, the address for each holder listed below is c/o Vantiv, Inc., 8500 Governors Hill Drive, Symmes Township, Ohio 45249.

        Although Fifth Third Bank does not own any shares of our Class A common stock, the following table gives effect to the ability of Fifth Third Bank to exchange Class B units of Vantiv Holding into 18.5% of our Class A common stock, the maximum amount of Class A common stock that Fifth Third Bank is permitted to own and the maximum amount of the aggregate voting power that Fifth Third Bank is permitted to exercise (other than in connection with a stockholder vote in connection with a change of control). If Fifth Third Bank acquires any shares of our Class A common stock, the percentage of voting power of the Class B common stock its owns will be correspondingly reduced. In addition to the Class B units of Vantiv Holding that Fifth Third Bank holds, Fifth Third Bank holds a warrant (the "Warrant") to purchase 20,378,027 Class C non-voting units of Vantiv Holding at an exercise price of approximately $15.98 per unit, subject to customary anti-dilution adjustments. Fifth Third Bank has the right, pursuant to and subject to the terms of the Exchange Agreement, from time to time to exchange its Class B units or Class C non-voting units in Vantiv Holding for shares of our Class A common stock on a one-for-one basis, up to a maximum at any time of 18.5% of all our Class A common stock, or, at our option, for cash. Upon such exchange for Class A common stock, an equivalent number of shares of our Class B common stock will be cancelled.

	Class A Common Stock
Name of Beneficial Owner	Shares Beneficially Owned	Percent
5% Stockholders:
Funds managed by Advent International Corporation(1)	18,781,147	13.35%
Fifth Third Bancorp(2)	31,932,918	18.5%
Prudential Financial, Inc.(3)	8,346,140	5.93%
T. Rowe Price Associates, Inc.(4)	14,726,490	10.47%
The Vanguard Group(5)	7,481,028	5.32%
Wellington Management Company, LLP(6)	8,152,334	5.80%
Wells Fargo & Company(7)	11,455,383	8.14%
Named Executive Officers:
Charles D. Drucker(8)	1,284,212	*
Mark L. Heimbouch(8)	380,662	*
Carlos Lima(8)	15,658	*
Royal Cole(8)	179,357	*
Donald Boeding(8)(9)	218,746	*
Directors and Director Nominees:
Jeffrey Stiefler(10)	242,298	*
Lee Adrean(11)	15,995	*
Greg Carmichael(12)(13)	12,384	*
Gary Lauer(12)	12,384	*
John Maldonado(12)(15)	12,384	*
David Mussafer(14)	18,167	*
Christopher Pike(12)(15)	12,384	*
Daniel Poston(13)(16)	9,824	*
Thomas Ryan(17)	79,253	*
Directors and Executive Officers as a group (18 persons)	2,839,616	2.02%

*
Less than 1%

(1)
The shares of Class A common stock shown as beneficially owned by the funds managed by Advent International Corporation were disposed of after the Record Date. As a result, Advent International Corporation retains voting power over these shares for purposes of the Annual Meeting. Based on a Schedule 13D filed March 12, 2014, before the disposition, the direct ownership of Class A common stock consisted of 7,602,184 shares held by Advent International GPE VI Limited Partnership, 2,058,130 shares held by GPE VI FT Co-Investment Limited Partnership, 4,442,204 shares held by Advent International GPE VI-A Limited Partnership, 384,634 shares held by Advent International GPE VI-B Limited Partnership, 391,793 shares held by Advent International GPE VI-C Limited Partnership, 312,366 shares held by Advent International GPE VI-D Limited Partnership, 946,002 shares held by Advent International GPE VI-E Limited Partnership, 1,430,467 shares held by Advent International GPE VI-F Limited Partnership, 901,521 shares held by Advent International GPE VI-G Limited Partnership, 278,421 shares held by Advent Partners GPE VI 2008 Limited Partnership, 8,347 shares held by Advent Partners GPE VI 2009 Limited Partnership and 25,078 shares held by Advent Partners GPE VI-A Limited Partnership. Advent International Corporation is the manager of Advent International LLC, which is the general partner of: Advent Partners GPE VI 2008 Limited Partnership; Advent Partners GPE VI 2009 Limited Partnership; Advent Partners GPE VI-A Limited Partnership; GPE VI FT Co-Investment GP Limited Partnership; GPE VI GP Limited Partnership

  and GPE VI GP (Delaware) Limited Partnership. GPE VI FT Co-Investment GP Limited Partnership is the general partner of GPE VI FT Co-Investment Limited Partnership. GPE VI GP Limited Partnership is the general partner of: Advent International GPE VI Limited Partnership; Advent International GPE VI-A Limited Partnership; Advent International GPE VI-B Limited Partnership; Advent International GPE VI-F Limited Partnership; and Advent International GPE VI-G Limited Partnership. GPE VI GP (Delaware) Limited Partnership is the general partner of: Advent International GPE VI-C Limited Partnership; Advent International GPE VI-D Limited Partnership; and Advent International GPE VI-E Limited Partnership. A group of individuals currently composed of David M. McKenna, David M. Mussafer and Steven M. Tadler, none of whom have individual voting power, exercise voting power over these shares. The address of Advent International Corporation and each of the funds listed above is c/o Advent International Corporation, 75 State Street, Boston, MA 02109.

(2)
Fifth Third Bank, a wholly owned indirect subsidiary of Fifth Third Bancorp, holds 48,822,826 Class B units of Vantiv Holding and 48,822,826 shares of our Class B common stock. Fifth Third Bank does not own any shares of our Class A common stock and is prohibited by the Exchange Agreement from owning more than 18.5% of our Class A common stock at any time. The Class B common stock provides Fifth Third Bank with up to 18.5% of the aggregate voting power of our common stock (other than in connection with a stockholder vote with respect to a change of control, in which event the Class B common stock will provide Fifth Third Bank with one vote for each share of Class B common stock it owns) but has no economic rights. Fifth Third Bank has the right to exchange its Class B units of Vantiv Holding for shares of our Class A common stock on a one-for-one basis or, at our option, for cash. Upon such exchange for Class A common stock, an equivalent number of shares of Class B common stock will be cancelled. Excludes the Warrant held by Fifth Third Bank. The address of Fifth Third Bancorp and Fifth Third Bank is 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

(3)
Based upon the report on Schedule 13G filed with the SEC on February 5, 2014. The address of Prudential Financial, Inc. ("Prudential") is 751 Broad Street, Newark, New Jersey 07102-3777. The Schedule 13G reported sole voting power over 116,908 shares, shared voting power over 7,711,423 shares, sole dispositive power over 116,908 shares and shared dispositive power over 8,235,632 shares. Jennison Associates LLC ("Jennison") filed a separate Schedule 13G with the SEC on February 10, 2014 reporting beneficial ownership of 8,346,140 shares. However, these shares have not been listed separately because they are included in the shares reported by Prudential, which indirectly owns 100% of the equity interest in Jennison. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients ("Managed Portfolios"). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares held by such Managed Portfolios.

(4)
According to a Schedule 13G filed by T. Rowe Price Associates, Inc. ("T. Rowe Price") on February 10, 2014, reporting beneficial ownership of the Company's stock as of January 31 2014, T. Rowe Price has sole voting power with respect to 4,596,870 shares and sole power to dispose of or direct the disposition of 14,726,490 shares. These securities are owned by various individual and institutional investors for which T. Rowe Price serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The Address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)
According to a Schedule 13G filed by The Vanguard Group ("Vanguard") on February 12, 2014, reporting beneficial ownership of the Company's stock as of December 31, 2013, Vanguard, in its capacity as an investment adviser, may be deemed to beneficially own 7,481,028 shares of the Company which are held of record by clients of Vanguard. Vanguard has sole voting power and shared power to dispose of or direct the disposition of 87,431 shares and sole power to dispose of or direct the disposition of 7,393,597 shares. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)
According to a Schedule 13G filed by Wellington Management Company, LLP ("Wellington Management") on February 14, 2014, reporting beneficial ownership of the Company's stock as of December 31, 2013, Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 8,152,334 shares of the Company which are held of record by clients of Wellington Management. Wellington Management holds shared voting power of 6,709,391 shares and shared power to dispose of or direct the disposition of 8,152,334 shares. The address of Wellington Management is 280 Congress Street, Boston, Massachusetts 02210.

(7)
According to a Schedule 13G filed by Wells Fargo & Company ("Wells Fargo") on January 27, 2014, reporting beneficial ownership of the Company's stock as of December 31, 2013, Wells Fargo, in its capacity as an investment adviser, may be deemed to beneficially own 11,455,383 shares of the Company which are held of record by clients of Wells Fargo and its subsidiaries. Wells Fargo has sole voting power with respect to 72,950 shares, shared voting power with respect to 9,536,407 shares, sole power to dispose of or direct the disposition of 72,950 shares, and shared power to dispose of or direct the disposition of 11,381,670 shares. The address of Wells Fargo is 420 Montgomery Street, San Francisco, California 94104.

(8)
Includes options that vested on February 27, 2014, as follows: Mr. Drucker—44,014; Mr. Heimbouch—15,492; Mr. Lima—14,084; Mr. Cole—10,704; and Mr. Boeding—9,859.

(9)
Includes 8,129 shares held by the Donald R. Boeding Retained Annuity Trust dated March 20, 2012 and 3,492 shares held by Mr. Boeding's children.

(10)
Includes 27,252 restricted stock units, of which 19,263 are vested and 7,989 will vest on April 29, 2014, which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director. Also includes 107,523 shares held by the Stiefler Trust UTD 5/31/07.

(11)
Represents restricted stock units, of which 10,669 are vested and 5,326 will vest on April 29, 2014. Vested RSUs will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(12)
Represents restricted stock units, of which 7,058 are vested and 5,326 will vest on April 29, 2014. Vested RSUs will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(13)
Mr. Carmichael and Mr. Poston are executive officers of Fifth Third Bank and serve on the Vantiv, Inc. board of directors pursuant to the rights related to the Class B common stock held by Fifth Third Bank. Neither of them has the power to dispose or vote any of the Vantiv securities held by Fifth Third Bank. The address of each of Messrs. Carmichael and Poston is c/o Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

(14)
Represents restricted stock units, of which 12,841 are vested and 5,326 will vest on April 29, 2014. Vested RSUs will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director. Mr. Mussafer is a member of a group of persons who exercise voting power over the shares of Class A common stock beneficially owned by the funds managed by Advent International Corporation. The shares of Class A common stock shown as beneficially owned by the funds managed by Advent International Corporation were disposed of after the Record Date. As a result, Advent International Corporation retains voting power over these shares for purposes of the Annual Meeting. Mr. Mussafer's address is c/o Advent International Corporation, 75 State Street, Boston, Massachusetts 02109.

(15)
The address of Messrs. Maldonado and Pike is c/o Advent International Corporation, 75 State Street, Boston, Massachusetts 02109.

(16)
Represents restricted stock units, of which 4,498 are vested and 5,326 will vest on April 29, 2014. Vested RSUs will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(17)
Includes 19,253 restricted stock units, of which 13,927 are vested and 5,326 will vest on April 29, 2014. Vested RSUs will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

COMPENSATION DISCUSSION AND ANALYSIS

        This section explains the objectives and design of our executive compensation program, the compensation decisions we made under this program with respect to 2013 compensation and the factors we considered in making those decisions. This section focuses on the compensation of our "named executive officers" for 2013, who were:

  •
  Charles Drucker, President and Chief Executive Officer

  •
  Mark Heimbouch, Chief Financial Officer

  •
  Carlos Lima, Chief Operating Officer

  •
  Royal Cole, President, Financial Institution Services

  •
  Donald Boeding, President, Merchant Services

Executive Summary

        In 2013, the Company celebrated the first anniversary of its listing on the New York Stock Exchange and the completion of its first full calendar year as a public company. 2013 was also a year of solid financial results and continued growth for the Company.

Highlights of 2013 Financial Performance and Strategic Accomplishments

  •
  increased net revenue by 15% to $1.17 billion

  •
  increased pro forma adjusted net income by 23% to $320.5 million*

  •
  continued to invest in the business, execute strategic acquisitions, including Element Payment Services, and return excess cash to stockholders through share repurchases and terminations of tax receivable agreements

  •
  continued to gain market share, win new business, and invest in strategic initiatives for future growth

  •
  maintained our focus on driving growth in our traditional markets and expanding into new geographies, strategic channels and high-growth verticals

  •
  increased stock price by 60%

Highlights of 2013 Compensation Decisions

        Despite the financial and strategic accomplishments highlighted above, our financial results fell short of the challenging revenue and earnings targets established for our annual cash incentive plan, which we refer to as the variable compensation plan, or VC Plan. Payout under the VC Plan for 2013 reflect this and are described below.

  •
  Base Salary and Annual Incentive Target.    For 2014, base salaries and target bonus opportunities were held constant for our CEO and each of the other named executive officers, except for an adjustment to the base salary of one named executive representing an increase of 6.3% over his 2013 base salary. Base salary increases from 2012 to 2013 for our named executive officers, excluding our CEO, averaged 3%. For 2013, the Committee increased our CEO's base salary by

*
Pro forma adjusted net income is a non-GAAP financial measure. For further discussion of this measure and a reconciliation to GAAP net income, please refer to pages 47-49 of our Annual Report on Form 10-K for the year ended December 31, 2013. Pro forma adjusted net income, which we previously referred to as cash net income, is one of the performance measures used in our annual incentive plan, as discussed below.

    6.7% to $800,000 and his annual incentive opportunity under the VC Plan to 125% of base salary (from 115% in 2012). These changes brought our CEO's target annual cash compensation to $1.8 million, which approximated the median of the Company's peer group (97% of median). No adjustments were made to the annual incentive opportunities for the other named executive officers.

  •
  Annual Incentive Payouts.    For 2013, each of our named executive officers was provided with an opportunity to earn a cash incentive award under our VC Plan. Payouts are based upon the Company's achievement of pre-established financial and strategic targets and individual performance relative to pre-established objectives. For 2013, challenging revenue and earnings targets were established and the VC Plan was funded at 85% of target. Payouts to the named executive officers averaged 89% of target. The payouts to the named executive officers, and the variations in payouts among them, took into account the Company's results relative to the pre-established goals of the 2013 VC Plan and their performance relative to the individual objectives.

  •
  Long-Term Incentive Compensation.    For 2013, each of our named executive officers received a long-term equity incentive award. The value of the award to our CEO was composed of 50% performance share units, or PSUs, and 50% stock options. The value of the award to our other named executive officers was composed of 40% PSUs, 40% stock options, and 20% restricted stock units, or RSUs. The stock options and RSUs vest in 25% increments on each of the first four anniversaries from the date of grant. Vesting of the PSUs depends on the Company's performance against pre-determined financial goals over a three-year performance period ending December 31, 2015.

Executive Compensation Practices

  •
  align pay with performance while mitigating undue risk

  •
  maintain robust stock ownership and retention guidelines for all of our executive officers

  •
  prohibit hedging or pledging Company securities, or engaging in speculative transactions

  •
  double trigger change in control provisions for all equity awards granted subsequent to our initial public offering

  •
  no payment of dividends or dividend equivalents on unvested shares

  •
  no tax gross-ups for executive officers, except in connection with relocation consistent with our standard relocation program applicable to all employees

  •
  no stock option repricing without stockholder approval

  •
  no pension benefits or supplemental retirement plans

  •
  no employment contracts with executives and a standardized executive severance policy with modest post-employment and change in control provisions

  •
  our compensation committee utilizes an independent compensation consultant who does not provide any additional services to the Company

  •
  annual advisory votes on the compensation of our named executive officers

Compensation Philosophy and Objectives

        Our executive compensation program is designed to provide a competitive compensation package that rewards individual and Company performance, reflects job complexity and responsibility, and ensures long-term motivation and retention. We seek to accomplish these goals in a way that is aligned with the long-term interests of our stockholders. To achieve these objectives, our executive compensation program follows these principles:

  •
  offer a total compensation opportunity that is competitive in our industry and sufficient to attract, retain and motivate executives who can drive our performance and lead us to achieve our short-term and long-term financial and strategic objectives

  •
  pay for performance by linking a majority of pay to Company performance and changes in stockholder value, while mitigating undue risk

  •
  align the interests of our executives and stockholders by using long-term equity-based incentives and maintaining stock ownership and retention guidelines that encourage a culture of ownership and reward executive officers for sustained and superior Company performance and stockholder return

Principal Components of 2013 Compensation

Element	Form	Objectives and Basis
Base Salary	Cash	• Represents the fixed portion of the total compensation package
• Designed to attract and retain superior talent
• Considerations are Company and individual performance, position responsibilities, experience, internal comparable compensation levels, retention, and peer group analysis
• Primary point of comparison is a range around the median of market competitive levels for similar positions
Annual Incentive	Cash	• Designed to attract and retain superior talent and motivate and reward achievement of pre-determined company financial and strategic objectives measured over an annual performance period
• Target bonus opportunity is set as a percentage of base salary and is reviewed annually
• No payouts if minimum performance goals not achieved
• Considerations are Company and individual performance, position responsibilities, experience, internal comparable compensation levels, retention, and peer group analysis
• Primary point of comparison is a range around the median of market competitive levels for similar positions
Long-Term Incentive	Equity	• Consists of a mix of PSUs, stock options, and RSUs, which we believe provides an appropriate balance between inducement, motivation, retention and the creation of stockholder value
• Designed to align the long-term results achieved for our stockholders with the financial rewards provided to our executives
• Considerations are Company and individual performance, position responsibilities, experience, internal comparable compensation levels, retention, and peer group analysis
• Primary point of comparison is a range around the median of market competitive levels for similar positions and is reviewed annually
• Stock options and RSUs vest annually over four years
• Vesting of PSUs based on cumulative growth in specified financial metrics over three year performance period

        As reflected above, the primary elements of our executive compensation program consist of base salary, annual incentive compensation and long-term incentive compensation, which we refer to collectively as total direct compensation. In assessing and establishing target total direct compensation, the Committee each year examines and compares peer group data for each of the total direct compensation elements and makes decisions after considering each individual element and its effect on total direct compensation and the corresponding position in the competitive market range. Target total direct compensation for our named executive officers is considered with reference to the median of market competitive levels for similar positions, and generally falls between the 25th percentile and median. There is no pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. However, these primary elements have been weighted to ensure that a substantial amount of named executive officers' pay is variable and contingent upon meeting or exceeding pre-determined performance goals. For additional information about our peer group and use of market data, see "Setting Executive Compensation."

Compensation Mix in 2013

        Superior performance by our executive officers and management team is essential to achieving our growth objectives for the business and increasing stockholder value. As such, a significant portion of our executives' compensation is variable and dependent upon the Company's financial performance, as well as increases in the Company's stock price. The bullets below highlight the total direct compensation mix for 2013 for our CEO and, on average, for our other named executive officers. Total direct compensation mix represents annualized base salary plus the actual annual incentive award paid and the actual long-term incentive awarded in 2013.

  •
  Fixed vs. Variable.    Base salary is the only fixed compensation component. Base salary represented approximately 19% of the total direct compensation we provided to our CEO and, on average, 26%, for our other named executive officers. This means that the largest portion of executive pay—annual incentive compensation and long-term incentives—is variable and dependent upon our performance.

  •
  Short-Term vs. Long-Term.    Base salary and annual incentive compensation represented approximately 40% of the total direct compensation we provided to our CEO and, on average, 44%, for our other named executive officers. This means that the largest portion of executive pay is dependent on the achievement of the Company's long-term corporate financial goals and stock price appreciation through the long-term incentive plan.

  •
  Long Term Incentive Mix.    Our CEO received 50% of the value of his total long-term incentive grant in performance shares and 50% in stock options. The long-term incentive grants to the other named executive officers consisted of a mix of performance shares (40% of total value), stock options (40% of total value) and restricted stock units (20% of total value).

  •
  Variable, Performance-Based Pay.    For our CEO, 81% of his total direct compensation for 2013 was variable, with performance-based equity (performance shares and stock options) comprising 100% of his long term incentive compensation and performance-based annual incentive compensation comprising 52% of his total cash compensation. For our other named executive officers, on average, 63% of their total direct compensation for 2013 was variable, with performance-based equity (performance shares and stock options) comprising 80% of their long term incentive compensation and performance-based annual incentive compensation comprising 40% of their total cash compensation.

        The variance between our CEO's compensation (and compensation mix) and the compensation and compensation mix of our other named executive officers reflects the differences in responsibilities and overall accountability to stockholders. Our CEO's variable, performance-based compensation is higher than the other named executive officers because the CEO bears a higher level of responsibility for the Company's performance, as he is directly responsible for developing the strategy of the Company and selecting, retaining, and managing the executive team.

2013 Compensation Determinations—What We Paid and Why

Base Salary

        We determine base salaries based on the executive's role, experience, and individual performance, as well as by reference to the base salaries of our other executive officers and market data. Merit increases are based on individual performance as well as the Company's performance and outlook for the upcoming year. Annual increases are not automatic or guaranteed; any adjustments take into account the factors mentioned above as well as the other components that together with base salary make up the the executive's target total direct compensation.

        For 2013, base salary increases for our named executive officers were as follows:

Name	2012 Base Salary (effective April 2012)	2013 Base Salary (effective April 2013)	% Change
Charles Drucker	$750,000	$800,000	6.7%
Mark Heimbouch	444,000	466,200	5.0%
Carlos Lima	400,000	400,000	N/A
Royal Cole	379,000	386,580	2.0%
Donald Boeding	350,000	367,500	5.0%

        The salary increases for Messrs. Drucker and Heimbouch reflect a merit increase to recognize strong individual and Company performance in 2012, including their successful leadership of the Company through its initial public offering. The salary increases for Messrs. Cole and Boeding reflect competitive adjustments, merit increases based on individual performance and internal comparable compensation levels. Mr. Lima's base salary was established at the time of his hire in June 2012 and was not adjusted for 2013.

Annual Incentive Compensation

        Our variable compensation plan, or VC Plan, is an annual cash bonus plan designed to align our executives' efforts with our annual financial and strategic objectives and to reward them based on our performance relative to those objectives. Annual incentive compensation is variable, performance-based compensation and the pre-established annual financial and strategic objectives are tied to our annual business plan. For 2013, Company performance was measured based on achievement of two financial goals, net revenue and pro forma adjusted net income, and one strategic goal, strategic initiatives, weighted 45%, 45% and 10%, respectively, for purposes of VC Plan funding. These measures and weightings were selected because the Committee determined that they represented key business drivers of stockholder value for 2013. The targets were based on our 2013 business plan, which was reviewed and approved by the Board. The mix of measures is intended to balance top line metrics with bottom line metrics and to recognize the importance of the Company's strategic initiatives to its growth and the creation of stockholder value. For 2013, the strategic initiatives were based on progress on our strategic roadmap and expansion in strategic channels and verticals, including eCommerce and partner channels.

        For 2013, the net revenue goal was achieved at 78% of target (35% of total plan funding), the pro forma adjusted net income goal was achieved at 89% of target (40% of total plan funding), and the strategic initiatives goal was achieved at 100% of target (10% of plan funding), resulting in overall VC Plan funding of 85% of target, as illustrated below.

Measure	Weighting	Threshold	Target	Maximum	2013 Results	Plan Funding %
Net Revenue	45%	$1.107B	$1.230B	$1.292B	$1.173B	35%
Pro Forma Adjusted Net Income	45%	$293M	$326M	$342M	$321M	40%
Strategic Initiatives	10%	"Below"	"Meet"	"Exceed"	"Meet"	10%
Total/Plan Funding	100%	50%	100%	160%		85%

        Actual payouts to the named executive officers were determined by the Compensation Committee based on (a) the overall level of plan funding (85% of target) and (b) a qualitative assessment of individual performance relative to individual goals established at the beginning of the year by the Committee, which can modify the payout up or down. The plan is administered such that the sum total of adjustments for all participants in the plan yields a zero-sum outcome relative to the funded VC Plan pool, meaning that upward adjustments for one or more participants must be offset by downward adjustments for others.

        The individual goals for the CEO and named executive officers for 2013 included objectives related to:

  •
  delivering stockholder value by achieving net revenue and proforma adjusted net income targets

  •
  executing on the Company's strategic initiatives

  •
  enhancing organizational capabilities and developing talent

        The table below shows the target-level opportunities and actual payouts under the 2013 VC Plan for the named executive officers:

Name	2013 Target Bonus (as a % of Base Salary)	2013 Target Bonus ($)	2013 Actual Payout ($)	2013 Payout (as a % of Target)
Charles D. Drucker	125%	$1,000,000	$850,000	85%
Mark L. Heimbouch	75%	$349,650	$315,000	90%
Carlos Lima	75%	$300,000	$315,000	105%
Royal Cole	75%	$289,935	$250,000	86%
Donald Boeding	75%	$275,625	$220,000	80%

        Variations in the payouts as a percent of target among the named executive officers reflect individual and business unit performance relative to the individual goals. While the Committee determined that Mr. Drucker's performance relative to the individual goals deserved an upward adjustment to his payout, the Committee chose to base his payout solely on the Company's performance relative to the corporate goals of the VC Plan.

Long-Term Incentive Compensation

        We believe that a significant portion of each named executive officer's compensation should depend on the amount of long term value we create for our stockholders. Our long-term incentive, or LTI, compensation is equity-based and designed to support multiple objectives, including (i) aligning management's interests with those of our stockholders, (ii) tying compensation to the attainment of multi-year financial goals, thereby mitigating incentives for management to pursue short term objectives at the expense of long term priorities, (iii) ensuring that realized compensation is linked to and reflects changes in stockholder value, and (iv) attracting, motivating, rewarding, and retaining highly skilled executives.

        In February 2013, the compensation committee approved the design of the Company's annual LTI program (the "LTIP") and made the first annual grant.

        During 2013, we awarded our named executive officers performance share units, stock options, and restricted stock units in the following amounts:

Name	Total Award Value ($)	PSUs ($)	Options ($)	RSUs ($)
Charles Drucker	2,500,000	1,250,000	1,250,000	—
Mark Heimbouch	1,100,000	440,000	440,000	220,000
Carlos Lima	1,000,000	400,000	400,000	200,000
Royal Cole	760,000	304,000	304,000	152,000
Donald Boeding	700,000	280,000	280,000	140,000

        The Committee determined the 2013 LTI award values based on competitive market data, individual performance in 2012, and the value of the other components that make up an executive's target total direct compensation. Together with his base salary and annual incentive target, Mr. Drucker's 2013 target total direct compensation approximated the median of the Company's peer group, and the aggregate target total direct compensation of the other named executive officers fell between the 25th percentile and median.

        The Compensation Committee selected this mix of equity-based compensation so that our CEO would receive 100% of his LTI award in performance-based equity vehicles (PSUs and stock options) and our other named executive officers would receive a greater portion of LTI compensation in performance-based equity vehicles (PSUs and stock options), as compared to time-based equity vehicles, such as RSUs, which aid in the retention of the executives. In making its determinations for 2013, the committee sought to achieve a balance between rewarding, motivating and retaining our executives, and weighted the mix of equity-based compensation so that a greater portion of LTI compensation is performance-based and not guaranteed. The portion delivered in time-based RSUs is intended to serve as an ongoing retention tool and a continuing link to stockholder value, given that the value of the RSUs increases only to the extent that our stock price increases.

        Vesting Provisions and Performance Conditions.    The stock options and restricted stock units vest in 25% annual increments beginning on the first anniversary of the date of grant. The PSUs vest on the third anniversary of the date of grant if, and only to the extent that, certain performance targets are met at the end of the three-year performance period. Based on attainment of at least a threshold level of performance, the actual number of PSUs earned will be 50% for performance at the threshold level, 100% for performance at the target level and 200% for performance at or above the maximum level established. If the threshold performance is not achieved, all of the PSUs will be forfeited. The performance metrics include: 1) the Company's cumulative compound annual growth rate in net revenue over the three-year period beginning January 1, 2013 and ending December 31, 2015, which will determine the vesting of 30% of the PSUs; and 2) the Company's cumulative compound annual growth rate in pro forma adjusted net income per share over the same three-year period, which will determine the vesting of 70% of the PSUs. The Committee selected net revenue and pro forma adjusted net income per share as the performance metrics for the 2013 PSUs because it believes these metrics are critical drivers of sustained value creation over the longer term. Earned PSUs will be settled on a one-for-one basis in shares of the Company's Class A common stock.

Severance and Change in Control Arrangements

        In connection with our initial public offering, we adopted an executive severance plan. We believe the severance plan is reasonably necessary to hire and retain the executive talent in our market. The terms and estimated amount of benefits provided under this severance plan are described below under "Employment Agreements and Severance Benefits—Severance Plan" and "Potential Payments upon Termination or Change in Control." In addition, grants of equity under our 2012 Equity Incentive Plan contain provisions for accelerated vesting of equity in connection with a change in control, as further described under "Employment Agreements and Severance Benefits" and "Potential Payments upon Termination or Change in Control." We believe these provisions are reasonable because the possibility of a change in control could cause uncertainty among executive officers and concern over potential loss of equity awards (which has been a significant component of their compensation) and therefore could result in their departure or distraction to the detriment of our company and our stockholders.

Retirement and Other Benefits

        Our executive officers are eligible to participate in our employee benefit plans provided to other employees. These benefits include a 401(k) plan with a company matching contribution, group health insurance and short and long-term disability insurance.

        In addition to the benefits offered to all employees, certain executive officers are provided additional personal benefits, which are deemed to be part of an executive officer's total compensation and treated as taxable income under the applicable tax laws. See the "All Other Compensation" column of the 2013

Summary Compensation Table. These benefits were substantially eliminated in connection with our initial public offering.

Setting Executive Compensation

Role of Compensation Consultant

        The Compensation Committee considers advice and recommendations received from its independent compensation consultant, Frederic W. Cook & Co., Inc. ("FWC" or "Cook"), in establishing our executive compensation programs and making executive compensation decisions. During 2013, FWC's work with the Committee included data aggregation analysis, advice, guidance and recommendations on the following topics: compensation levels versus peers, market trends and incentive plan designs, an assessment of the risk and reward structure of our executive compensation plans, policies and practices, including the policies and views of third-party proxy advisory firms. FWC provides its advice based in part on prevailing and emerging market practices, as well as our specific business context. FWC is independent of the Company's management, is retained by and reports directly to the Committee, and has no business or economic relationships with the Company other than its role advising the Committee.

Independence of the Compensation Consultant

        In 2013, the Committee considered the independence of FWC in light of SEC rules and NYSE listing standards. The Committee requested and received a letter from FWC addressing the consulting firm's independence, including the following factors: (i) other services provided to the Company by FWC; (ii) fees paid by the Company as a percentage of FWC's total revenue; (iii) policies or procedures maintained by FWC that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants from FWC involved in the engagement and a member of the Committee; (v) any Company stock owned by the individual consultants of FWC involved in the engagement; and (vi) any business or personal relationships between our executive officers and FWC or the individual consultants involved in the engagement. The Committee concluded that FWC's work for the Committee is independent and does not raise a conflict of interest.

Role of Company Management

        The Committee also considers recommendations from our CEO and our Chief Human Capital Officer when designing our executive compensation programs, establishing our peer group, and making executive compensation decisions for executives other than our CEO. Our CEO does not have a role in his own compensation determination other than to participate in a discussion with the Committee regarding his performance and the Company's performance.

Compensation Peer Group

        The Committee uses peer group data to provide competitive market information on executive compensation design and practices as well as competitive rates of compensation. Specifically, we use the peer group:

  •
  as an input in establishing base salaries, annual incentive targets and long-term incentive awards

  •
  to benchmark the form and mix of equity awarded to our executive officers, including our named executive officers

  •
  to assess the competitiveness of target total direct compensation, as well as each component that makes up target total direct compensation

  •
  as an input in designing annual and long-term incentive plans

  •
  to evaluate share utilization by reviewing overhang levels and annual run rate

        To determine the peer group each year, the Committee considers companies with the following characteristics: are financial services companies, are of reasonably similar size based on revenue and market capitalization, compete with us for talent, have similar customers (for example, merchants and financial institutions), and have executive positions similar in breadth, complexity and scope of responsibility. The Committee reviews and makes as-needed adjustments to the peer group annually to ensure that the chosen group continues to meet the relevant criteria. In 2013, the Committee added two new companies to the peer group, each of a similar size to the Company (DST Systems and Jack Henry & Associates), removed three companies for which proxy compensation data was not available (Ceridian, Cybersource, and iPayment), and removed three companies due to the limited applicability of proxy compensation data for comparative segment positions (MasterCard, U.S. Bancorp, and Visa).

        For 2013, the peer group was composed of the following 16 companies:

Alliance Data Systems	Broadridge Financial Solutions	DST Systems
Euronet Worldwide	Fidelity National Information Services	Fiserv
Global Payments	Heartland Payment Systems	Jack Henry & Associates
Moneygram International	Neustar	Paychex
Total System Services	Verifone Systems, Inc.	Wright Express
Western Union

        For 2013, management engaged Aon Hewitt to obtain and aggregate compensation data for our compensation peer group and to provide industry data from the Hewitt Total Compensation Measurement general industry survey. FWC was provided with the peer group and industry survey information and performed an independent review of the compensation peer group data and the survey analysis methodology, which FWC utilized in advising the Committee.

        In general, we use the median of the peer group data as the primary point of reference when assessing the competitiveness of our named executive officers' compensation and establishing base salaries, annual incentive targets and long-term incentive targets, and the target total direct compensation of our named executive officers in 2013 fell between the 25th percentile and median of both the peer group data and survey data. While the Committee examines executive compensation data from the peer group companies and the survey, it does not consider the peer group analysis or survey information as a substitute for its collective business judgment.

Other Matters Relating to Executive Compensation

Say On Pay Vote

        In 2013, our stockholders approved a non-binding advisory say-on-pay proposal at our 2013 Annual Meeting with over 98% of the votes cast voting in favor of that proposal. The Committee reviewed the results of the stockholder vote and intends to continue to monitor our current compensation structure and future votes to ensure that there is continued support for our pay programs among our stockholders.

Stock Ownership Guidelines

        The Board of Directors has established stock ownership guidelines for the Chief Executive Officer and the other executive officers equal to six times annual salary in the case of the Chief Executive Officer and three times annual salary for other executive officers. With certain exceptions, any shares owned by an executive officer (or shares received upon the exercise of options or vesting of restricted stock, less an amount to cover current tax liabilities) must be held by the executive officer until the relevant ownership multiple is reached. The guidelines were effective as of January 1, 2013 and apply to equity awards granted on or after January 1, 2013.

Securities Trading Policy; Prohibition on Pledging & Hedging

        Employees of the Company, including executive officers, are prohibited from: (1) engaging in short sales of Company securities; or (2) engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company's equity securities, on an exchange or in any other organized market. Executive officers and directors are also prohibited from pledging Company securities, unless pre-approved by the Chief Legal Officer.

Compensation Risk Assessment

        Our Compensation Committee undertakes an annual review and risk assessment of our compensation policies and practices. Following the assessment conducted in 2013, we determined that the risks arising from the Company's compensation plans and practices are not reasonably likely to have a material adverse effect on the Company.

Equity Grant Procedures

        We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates. We grant annual equity awards in February of each year during our open trading window following the release of our prior year results.

Tax and Accounting Considerations

        We recognize a charge to earnings for accounting purposes for equity awards over their requisite service period. With respect to the tax deductibility of compensation, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly held corporation for compensation in excess of $1.0 million paid in any taxable year to its chief executive officer and certain other executive officers unless the compensation qualifies as "performance-based compensation" within the meaning of the Code. Under a special Section 162(m) exception, any compensation paid pursuant to a compensation plan in existence before our initial public offering will generally not be subject to the $1.0 million limitation until the earliest of: (i) the expiration of the compensation plan, (ii) a material modification of the compensation plan (as determined under Section 162(m)), (iii) the issuance of all the employer stock and other compensation allocated under the compensation plan, or (iv) the first meeting of stockholders at which directors are elected after the close of the third calendar year following the year in which the public offering occurs. As a private company, we did not take the deductibility limit of Section 162(m) into consideration in setting compensation for our executive officers because Section 162(m) did not apply to us. As a public company, we expect that the compensation committee will consider the deductibility of compensation, but will be fully authorized to approve compensation that may not be deductible when it believes that such payments are appropriate to attract and retain executive talent.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Compensation Committee Thomas M. Ryan, Chair David Mussafer Jeffrey Stiefler

 EXECUTIVE COMPENSATION

2013 Summary Compensation Table

        The following table presents information regarding the compensation of our named executive officers during 2013, 2012 and 2011. The table includes values for contingent compensation such as unvested or unpaid stock awards and unvested or unexercised stock options. The executives may never realize the value of certain items included in the column headed "Total," or the amounts realized may differ materially from those listed in the table. This table and the 2013 Grants of Plan-Based Awards table should be read together and in conjunction with our Compensation Discussion & Analysis.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Charles Drucker	2013	788,462	—	1,249,987	1,249,998	850,000	11,475	4,149,922
Chief Executive Officer and	2012	710,539	1,293,750	—	—	—	19,500	2,023,789
President	2011	549,769	702,160	—	—	—	202,320	1,454,249
Mark Heimbouch	2013	461,077	—	659,971	439,994	315,000	11,475	1,887,517
Chief Financial Officer	2012	444,000	550,000	—	—	—	11,250	1,005,250
	2011	444,000	385,000	—	—	—	11,025	840,025
Carlos Lima(6)	2013	400,000	—	599,981	400,000	315,000	22,910	1,737,891
Chief Operating Officer	2012	215,385	300,000	350,000	—	—	80,891	946,276
Royal Cole	2013	385,560	—	455,968	303,994	250,000	11,475	1,406,997
President, Financial Institution	2012	379,000	380,000	—	—	—	11,250	770,250
Services	2011	379,000	265,000	—	—	—	77,375	721,375
Donald Boeding	2013	363,462	—	419,991	279,996	220,000	68,109	1,351,558
President, Merchant Services	2012	333,616	350,000	—	—	—	67,329	750,945
	2011	263,620	300,000	—	—	—	66,995	630,615

(1)
Represents annual bonuses paid under the VC Plan for 2012 and 2011, respectively. For 2011, the amount reported for Mr. Drucker included an additional one-time award of $100,000 in connection with his efforts to complete the Company's separation from Fifth Third Bank and to position the Company for its initial public offering. Annual incentive bonuses paid under the VC Plan for 2013 are reported in the "Non-Equity Incentive Plan Compensation" column. For additional information about the 2013 VC Plan and individual awards, see the Grants of Plan-Based Awards Table and the Compensation Discussion & Analysis.

(2)
Represents the aggregate grant date fair value of stock-based awards granted during the year indicated computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718 ("ASC Topic 718") utilizing the assumptions discussed in Note 13—Share-Based Compensation Plans to our audited financial statements for the fiscal year ended December 31, 2013 included on our Annual Report on Form 10-K as filed with the SEC on February 14, 2014, without regard to estimated forfeitures related to service-based vesting conditions. Stock awards in 2013 consisted of performance share units (PSUs) for the CEO and a combination of PSUs and restricted stock units (RSUs) for the other named executive officers. Aggregate grant date fair value for RSU awards represents the closing stock price on the grant date. Aggregate grant date fair value for PSU awards is based on target performance, which was the probable outcome of the performance conditions as of the grant date. Assuming the maximum level of performance under the PSU awards were to be achieved (200% of the target), the aggregate grant date fair value of the PSUs would be as follows for each of the named executive officers:

Name	Grant Date Fair Value of PSUs (as set forth in table above) ($)	Value of PSUs Assuming Maximum Performance (200% of target) ($)
Charles Drucker	1,249,987	2,499,974
Mark Heimbouch	439,988	879,976
Carlos Lima	399,995	799,990
Royal Cole	303,986	607,972
Donald Boeding	279,994	559,988

  The named executive officers may never realize any value from the PSUs, and to the extent they do, the amounts realized may have no correlation to the amounts reported above. There were no stock awards granted in 2012 or 2011, except for a new-hire award of RSUs granted to Mr. Lima in 2012.

(3)
Represents the aggregate grant date fair value of stock options granted during 2013. The grant date fair value of stock option awards was determined using the Black-Scholes option pricing model in accordance with FASB ASC Topic 718 utilizing the assumptions discussed in Note 13—Share-Based Compensation Plans to our audited financial statements included in our 2013 Form 10-K. There were no stock options granted in 2012 or 2011.

(4)
Represents annual incentive payouts under the 2013 VC Plan. For additional information about the 2013 VC Plan and individual awards, see the Grants of Plan-Based Awards Table and the Compensation Discussion & Analysis.

(5)
The following table contains a breakdown of the compensation and benefits included in All Other Compensation for 2013.

Name	401(k) Match ($)	Relocation Expenses ($)(a)	Tax Assistance ($)(a)	FTPS Transition Deferred Compensation Plan ($)(b)
Charles Drucker	11,475	—	—	—
Mark Heimbouch	11,475	—	—	—
Carlos Lima	11,475	6,503	4,932	—
Royal Cole	11,475	—	—	—
Donald Boeding	11,475	—	—	56,634

(a)
Represents moving and related expenses for relocation to the Cincinnati area and a related tax reimbursement from the Company. Tax gross-ups are not provided to executives except in connection with certain relocation expenses.

(b)
Represents amounts paid out during the year pursuant to the FTPS Transition Deferred Compensation Plan. Balances in the plan are paid out in equal annual installments over a five year period. The first payment under the plan was made in May 2010. Participants in the plan must be employed on each payout date to receive payment.
(6)
Mr. Lima joined the Company in 2012.

 2013 Grants of Plan-Based Awards Table

        The following table shows grants of plan-based awards to the named executive officers during 2013.

								All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)		Grant Date Fair Value of Stock and Option Awards(5) ($)
		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
C. Drucker
VC		—	1,000,000	1,600,000
PSUs	2/27/13				28,474	56,947	113,894				1,249,987
Stock Options	2/27/13								176,056	21.95	1,249,998
RSUs	2/27/13							—			—
M. Heimbouch
VC		—	349,650	559,440
PSUs	2/27/13				10,023	20,045	40,090				439,988
Stock Options	2/27/13								61,971	21.95	439,994
RSUs	2/27/13							10,022			219,983
C. Lima
VC		—	300,000	480,000
PSUs	2/27/13				9,112	18,223	36,446				399,995
Stock Options	2/27/13								56,338	21.95	400,000
RSUs	2/27/13							9,111			199,986
R. Cole
VC		—	289,935	463,896
PSUs	2/27/13				6,925	13,849	27,698				303,986
Stock Options	2/27/13								42,816	21.95	303,994
RSUs	2/27/13							6,924			151,982
D. Boeding
VC		—	275,625	441,001
PSUs	2/27/13				6,378	12,756	25,512				279,994
Stock Options	2/27/13								39,436	21.95	279,996
RSUs	2/27/13							6,378			139,997

(1)
Represents the range of possible payouts that could have been earned under the Variable Compensation Plan, or VC Plan, for 2013. The target amounts represent the potential payout if Company performance meets the target goals established at the beginning of the year. The maximum amounts assume the Company achieved the maximum performance level, which would result in plan funding at 160% of target. If threshold performance is not achieved, plan funding would be zero and there would be no payouts. Actual payout amounts under the 2013 VC Plan are included in the Non-Equity Incentive Plan Compensation column of the 2013 Summary Compensation Table.

(2)
Represents possible future payouts of common stock underlying performance share units, or PSUs, granted in 2013. The PSUs will vest, if at all, on the third anniversary of the grant date. The actual number of shares of Class A common stock to be issued and the ultimate value of those shares will be determined at the conclusion of the three-year period ending December 31, 2015 and our stock price on the vesting date. If the threshold performance goals are not met at the end of the three-year period, no awards will be paid out.

(3)
The restricted stock units, or RSUs, vest in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to continued employment on each such date.

(4)
The options vest in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to continued employment on each such date.

(5)
Represents the aggregate grant date fair value of equity awards granted in 2013 in accordance with FASB ASC Topic 718, excluding the estimated effect of forfeitures.

Outstanding Equity Awards at Fiscal Year-End 2013

        The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2013, all of which were granted under the 2012 Equity Incentive Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
C. Drucker
Stock Options	—	176,056	&zwsp;(2)	$21.95	2/27/2023
PSUs									56,947	&zwsp;(3)	$1,857,042
Restricted Stock						850,021	&zwsp;(4)	$27,719,185
RSUs						—		—
M. Heimbouch
Stock Options	—	61,971	(2)	$21.95	2/27/2023
PSUs									20,045	(3)	$653,667
Restricted Stock						266,238	(4)	$8,682,021
RSUs						10,022	(5)	$326,817
C. Lima
Stock Options	—	56,338	&zwsp;(2)	$21.95	2/27/2023
PSUs									18,223	&zwsp;(3)	$594,252
Restricted Stock						—		—
RSUs						23,872	&zwsp;(5)	$778,466
R. Cole
Stock Options	—	42,816	(2)	$21.95	2/27/2023
PSUs									13,849	(3)	$451,616
Restricted Stock						129,563	(4)	$4,225,049
RSUs						6,924	(5)	$225,792
D. Boeding
Stock Options	—	39,436	&zwsp;(2)	$21.95	2/27/2023
PSUs									12,756	&zwsp;(3)	$415,973
Restricted Stock						136,137	&zwsp;(4)	$4,439,428
RSUs						6,378	&zwsp;(5)	$207,987

(1)
Market value is based on the December 31, 2013 per share closing price of $32.61 of our Class A common stock on the NYSE. The ultimate value realized will depend on our stock price on the actual vesting date and, with respect to PSUs, the actual number of shares earned.

(2)
The options vest in four equal annual installments beginning one year from the grant date of February 27, 2013. There were no stock option grants prior to 2013.

(3)
Represents the target number of PSUs granted on February 27, 2013, which vest, if at all, on February 27, 2016. The actual number of shares of Class A common stock to be issued (from 0% of target up to 200% of target) and the actual value of those shares will be determined based on the Company's performance over the three-year period ending December 31, 2015 and our stock price on the vesting date. There were no grants of PSUs prior to 2013.

(4)
Consists of awards granted prior to our IPO that converted into shares of restricted stock upon consummation of our IPO. The shares vest as follows:

Name	Number of Shares	Vesting Date
C. Drucker	402,377	3/21/2014
	45,267	3/30/2014
	402,377	3/21/2015
M. Heimbouch	20,101	3/9/2014
	92,917	3/21/2014
	20,101	6/9/2014
	20,101	9/9/2014
	20,101	12/9/2014
	92,917	3/21/2015
R. Cole	11,105	3/8/2014
	37,019	3/21/2014
	11,105	6/8/2014
	11,105	9/8/2014
	11,105	12/8/2014
	11,105	3/8/2015
	37,019	3/21/2015
D. Boeding	14,083	1/31/2014
	46,944	3/21/2014
	14,083	4/30/2014
	14,083	7/31/2014
	46,944	3/21/2015
(5)
The RSUs vest in four equal annual installments beginning one year from the grant date of February 27, 2013. For Mr. Lima, amount also includes a new-hire grant of 14,761 RSUs that vests half on the second anniversary and then in equal installments on the third and fourth anniversaries of the grant date of July 2, 2012.

Option Exercises and Stock Vested in 2013

        The table below shows the number of shares of Class A common stock acquired during 2013 upon vesting of restricted stock awards, in each case before payment of applicable withholding taxes. There were no stock option exercises during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
C. Drucker	583,446	14,255,842
M. Heimbouch	173,323	4,251,315
C. Lima	—	—
R. Cole	81,440	2,026,554
D. Boeding	103,278	2,440,269

No Pension Benefits

        In the year ended December 31, 2013, our named executive officers received no pension benefits and had no accumulated pension benefits.

No Nonqualified Deferred Compensation

        In the year ended December 31, 2013, our named executive officers received no nonqualified deferred compensation and had no deferred compensation balances.

Employment Agreements and Severance Benefits

Offer Letters

        In connection with our initial public offering, we entered into new offer letters with each of our executive officers, including the named executive officers, and we entered into an offer letter with Mr. Lima at the time of his hiring. Pursuant to these offer letters, each named executive officer receives an annual base salary and is eligible to receive awards under our short-term and long-term incentive programs and to participate in the Vantiv, LLC Executive Severance Plan (described below).

Executive Severance Plan

        We adopted the Vantiv, LLC Executive Severance Plan, or Severance Plan, in March 2012 in connection with our initial public offering. Each of our named executive officers participates in the Severance Plan. Pursuant to the Severance Plan, our executive officers and senior officers are eligible to receive severance payments upon termination without cause or resignation for good reason, subject to signing a release of claims and compliance with continuing obligations of confidentiality and non-disparagement, and continuing obligations of non-competition, non-solicitation and no-hire for one year after termination. No benefits are payable under the terms of the Severance Plan if the Company terminates the named executive officer for cause or the named executive officer voluntarily resigns.

        The Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among our executive and senior officers, which ensures internal parity, simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the attraction and retention of highly skilled executives by protecting them from the short term economic consequences associated with unexpected termination of employment in the absence of cause.

  Severance Benefits

        Upon involuntary termination of Mr. Drucker without cause or his resignation for good reason (each as defined below), Mr. Drucker would be entitled to (a) 18 months of base salary, (b) a lump sum equal to the amount of annual bonus he would have been entitled to receive within the fiscal year in which he is terminated and (c) the premium cost of coverage under medical and dental plans for 24 months at the same rate we contribute to premium cost for active executives. If we terminate Mr. Drucker's employment without cause or he terminates his employment with good reason (each as defined below): (i) in the 24 months following a change of control; or (ii) during the six months prior to the change of control if it was at a request of a third party that had taken steps reasonably calculated or intended to effect a change of control or otherwise arose in connection with or in anticipation of a change of control (collectively, the "Change of Control Period"), then Mr. Drucker would be entitled to (a) a lump sum payment equal to 18 months of base salary, (b) a lump sum payment equal to his current annual target bonus and (c) the premium cost of coverage under medical and dental plans for 24 months at the same rate we contribute to premium cost for active executives.

        Upon involuntary termination of the other named executive officers without cause or their resignation for good reason (each as defined below), such executive officer would be entitled to (a) a lump sum payment equal to one year's base salary and (b) a lump sum equal to the amount of annual bonus he or she would have been entitled to receive within the fiscal year in which he or she is terminated. If we terminate a named executive officer's employment without cause or he or she terminates his or her employment with good reason (each as defined below) during the Change of Control Period, then such named executive officer would be entitled to (a) a lump sum payment equal to one year's base salary and (b) a lump sum equal to his or her current target bonus.

  Definitions

        Under the Severance Plan, "cause" generally means that we have determined that any or more than one of the following has occurred: (i) gross negligence or willful misconduct of a material nature in connection with the performance of duties; (ii) indictment or conviction for or has pleaded guilty to a felony; (iii) non-de minimis intentional act of fraud, dishonesty or misappropriation (or attempted appropriation) of our funds or property (including those of any of our affiliates); (iv) we (or any parent or subsidiary) is ordered or directed by a federal or state regulatory agency to terminate or suspend such participant's employment; (v) violation of a non-competition agreement after written notice from the Board of Directors to cease such activity, and the Board of Directors determines activity is materially harmful to us and our affiliates; (vi) breach of any material obligation of the offer letter; (vii) breach of fiduciary duties as officer or director; or (viii) continued failure or refusal after written notice from the Board of Directors to implement or follow the direction of the board of directors or our chief executive officer.

        "Good reason" generally means: (i) material diminution in nature or scope of responsibilities, duties or authorities; (ii) material diminution in base salary or annual bonus potential, other than as part of across-the-board reduction that results in proportional reduction to such participant equal to that of other senior executives; (iii) removal from, or failure to continue in, current position, unless such participant is offered another executive position which is no less favorable than such participant's current position in terms of compensation; (iv) any requirement that the participant take any action or omit to take any action, which if taken or omitted to be taken would require the participant to resign in order to comply with applicable law; or (v) relocation of such executive officer's principal office to a location more than 50 miles from the current office provided the move in office location results in an increase in such executive officer's commute.

Equity Awards

        In connection with equity awards our executives enter into equity award agreements that provide for acceleration of vesting or acceleration of forfeiture upon certain events. Different provisions apply to awards granted before our initial public offering and awards granted after our initial public offering. For awards granted prior to our initial public offering, our equity award agreements provide for acceleration of vesting upon a change in control (commonly referred to as "single trigger" vesting). For awards granted after our initial public offering, our equity award agreements provide for "double trigger" vesting upon a change in control. This means that if an award remains outstanding following a change in control, such as if the acquiring company assumes the award or grants a replacement award, vesting would be accelerated only if the executive is terminated without cause or resigns for good reason within the two year period following the change in control. Awards granted after our initial public offering also contain provisions that provide for accelerated vesting upon certain other termination events outside of the change in control context, including terminations without cause or for good reason (performance share units), death or disability (restricted stock units, performance share units, and stock options), and retirement (performance share units). See the section titled "Potential Payments upon Termination or Change in Control" for additional information about the terms of our outstanding equity awards and amounts payable under various termination scenarios.

Non-Competition, Non-Solicitation and Confidentiality

        Each of our executive officers, including our named executive officers, has entered into non-competition, non-solicitation and confidentiality agreements with us. Pursuant to such agreements, each executive officer has agreed not to compete with us for a specified period following such executive officer's date of termination. In addition, each executive officer may not solicit any of our employees during the term of his or her employment or for a specified period thereafter or disclose any confidential information provided by our employment.

 Potential Payments upon Termination or Change in Control

        The table below reflects the estimated amount of compensation payable to our named executive officers assuming their employment had terminated on December 31, 2013 under the circumstances indicated. In the table, the equity award amounts shown represent the value of unvested restricted stock, stock options, RSUs and PSUs that would vest under the various scenarios, as applicable, in each case based on the closing price of our Class A common stock of $32.61 on December 31, 2013.

        Cash severance consists of base salary and annual incentive compensation under our VC Plan. The treatment of cash severance, under all termination scenarios, is dictated by the Severance Plan. The Severance Plan does not provide for cash severance in the event of termination of employment due to death, disability, retirement, voluntarily resignation for any reason other than for good reason, or termination for Cause. The treatment of equity-based awards, under all termination scenarios, is dictated by the 2012 Equity Incentive Plan and the terms of the applicable award agreement. These award agreements, with the exception of shares of restricted stock relating to awards granted prior to our IPO, provide for "double-trigger" vesting, meaning that a change in control alone, without a related termination of employment, will not give rise to any change in control payments. As a result, amounts reflected for termination after change in control assume involuntarily termination by the Company without cause or resignation for good reason in connection with a change in control.

        In the event of termination by the Company without cause or by the executive with good reason following a change in control, all unvested RSUs and stock options would immediately become vested. If a named executive officer is terminated without cause or terminates his employment for good reason (other than in connection with a change in control), all unvested resticted stock, RSUs and stock options would be forfeited, except that Mr. Drucker would vest in that number of shares of restricted stock that would have vested during the 18 months following such termination without cause or resignation for good reason.

        In the event of a change in control, unvested PSUs would vest and convert to time-based restricted stock that cliff vests following completion of the performance period. Vesting would be at target if the change in control occurred during the first 18 months of the performance period and at actual if it occurred during the final 18 months of the performance period. If a named executive officer is terminated without cause or resigns with good reason following the change in control, or dies or becomes disabled, the restricted stock would vest immediately.

        In the event of a termination due to death or disability, all unvested restricted stock would be forfeited, all unvested RSUs and stock options would vest in full, and unvested PSUs would vest at a target level of performance with a pro-rata reduction based on the number of completed months of the performance period. In the event of an eligible-retirement, all unvested restricted stock, RSUs and stock options would be forfeited, and unvested PSUs would be paid out following the performance period based on actual performance and the number of months employed during the performance period. As of December 31, 2013, none of our named executive officers were retirement-eligible.

        For further details about the post-termination amounts shown in the following table, see the footnotes to the table and the respective discussions above.

Name and Benefits	Termination Without Cause / Resignation For Good Reason		Termination After Change in Control	Upon Change in Control		Retirement(1)	Death or Disability
C. Drucker
Cash Severance(2)	$2,050,000		$2,200,000	$—		$—	$—
Stock Options(3)	—		1,876,757	—		—	1,876,757
Restricted Stock	27,719,185	(4)	—	27,719,185	(5)	—	—
Performance Share Units(6)	—		1,857,042	—		—	619,014
Restricted Stock Units	—		—	—		—	—
Benefits(7)	26,122		26,122	—		—	—
Total Estimated Value	$29,795,307		$5,959,921	$27,719,185		$—	$2,495,771
M. Heimbouch
Cash Severance(2)	$781,200		$815,850	$—		$—	$—
Stock Options(3)	—		660,611	—		—	660,611
Restricted Stock(5)	—		—	8,682,021		—	—
Performance Share Units(6)	—		653,667	—		—	217,889
Restricted Stock Units(8)	—		326,817	—		—	326,817
Benefits(7)	—		—	—		—	—
Total Estimated Value	$781,200		$2,456,945	$8,682,021		$—	$1,205,317
C. Lima
Cash Severance(2)	$715,000		$700,000	$—		$—	$—
Stock Options(3)	—		600,563	—		—	600,563
Restricted Stock(5)	—		—	—		—	—
Performance Share Units(6)	—		594,252	—		—	198,084
Restricted Stock Units(8)	—		778,466	—		—	778,466
Benefits(7)	—		—	—		—	—
Total Estimated Value	$715,000		$2,673,281	$—		$—	$1,577,113
R. Cole
Cash Severance(2)	$636,580		$676,515	$—		$—	$—
Stock Options(3)	—		456,419	—		—	456,419
Restricted Stock(5)	—		—	4,225,049		—	—
Performance Share Units(6)	—		451,616	—		—	150,539
Restricted Stock Units(8)	—		225,792	—		—	225,792
Benefits(7)	—		—	—		—	—
Total Estimated Value	$636,580		$1,810,342	$4,225,049		$—	$832,750
D. Boeding
Cash Severance(2)	$587,500		$643,125	$—		$—	$—
Stock Options(3)	—		420,388	—		—	420,388
Restricted Stock(5)	—		—	4,439,428		—	—
Performance Share Units(6)	—		415,973	—		—	138,658
Restricted Stock Units(8)	—		207,987	—		—	207,987
Benefits(7)	—		—	—		—	—
Total Estimated Value	$587,500		$1,687,473	$4,439,428		$—	$767,033

(1)
As of December 31, 2013, none of the named executive officers met the requirements of "Retirement." Retirement means voluntary termination of employment after reaching age (i) 65 or (ii) 55 with at least 5 years of completed service. Performance share units are subject to payout following completion of the performance period based on actual performance, pro-rated for completed months of service during the performance period in the event of an eligible retirement. Stock options, restricted stock, and restricted stock units do not provide for acceleration of vesting upon an eligible retirement and therefore would be forfeited even if the employee met the requirements of "Retirement" at the time of his or her termination of employment. Cash severance is not provided upon Retirement.

(2)
Represents amounts payable pursuant to the Severance Plan. Consists of an amount equal to 18 months of base salary for the CEO (12 months in the case of the other named executive officers) plus the actual bonus that would have been earned in the year of termination (if the termination is outside of a change in control) or an amount equal to the executive's annual target bonus (if the termination is in connection with a change in control). See "Employment Agreements and Severance Benefits—Severance Plan" for further discussion.

(3)
Represents the value of stock options that would vest, calculated by multiplying the number of options by the spread between the exercise price and the closing price of our Class A common stock on December 31, 2013 of $32.61.

(4)
Represents the value of restricted stock that would vest upon Mr. Drucker's termination without cause or resignation for good reason pursuant to his restricted stock award agreement, which provides for accelerated vesting of the shares of restricted Class A common stock held by him that would have vested in the 18 months following such termination or resignation. These shares relate to awards granted prior to our initial public offering, which converted to shares of restricted stock upon consummation of our initial public offering.

(5)
Represents the value of restricted stock that would vest upon a change in control and consists of awards granted prior to our initial public offering that converted to time-based restricted stock upon consummation of our initial public offering. These awards provide for accelerated vesting upon a change in control. Equity awards granted subsequent to our initial public offering, including awards to our named executive officers, are subject to "double-trigger" change in control provisions. Mr. Lima joined the Company after our initial public offering.

(6)
For Termination After Change in Control, amount represents the target number of PSUs multiplied by $32.61. For Death or Disability, amount represents the target number of PSUs multiplied by $32.61, pro-rated based on the completed months (12) of the performance period (36).

(7)
For Mr. Drucker, this amount represents the estimated cost to the Company of continued premium payments for coverage under medical and dental plans for 24 months. Each of the other named executive officers is entitled to COBRA benefits.

(8)
Represents the value of RSUs that would vest, calculated by multiplying the number of RSUs by $32.61.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

        In connection with our initial public offering, we adopted a written policy relating to the approval of related person transactions. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees, executive officers or their immediate family members, (ii) any 5% record or beneficial owner of our common stock or (iii) any immediate family member of any person specified in (i) and (ii) above.

        As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the committee will consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the availability of other sources of comparable products or services;

  •
  the material terms of the transaction; and

  •
  the importance of the transaction to us.

        Only those related person transactions that are determined to be in (or not inconsistent with) our best interests are permitted to be approved.

Related Person Transactions

        Other than compensation arrangements, we describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

        Compensation arrangements for our directors and named executive officers are described elsewhere in this proxy statement. All of the transactions described below that occurred prior to or in connection with our initial public offering were approved by our Board of Directors.

Reorganization and Offering Transactions

        In connection with our initial public offering in March 2012, we entered into a recapitalization agreement with our stockholders prior to the initial public offering and with the Fifth Third investors pursuant to which the following transactions occurred in the order specified in the recapitalization agreement:

  •
  As provided in the recapitalization agreement: (i) the holders of Vantiv, Inc. common stock prior to the initial public offering received 89,515,617 shares of our Class A common stock in exchange for the shares of common stock held; (ii) we issued 86,005,200 shares of our Class B common stock to the Fifth Third investors; (iii) JPDN contributed all rights, title and interest in its Class A units and Class B units in Vantiv Holding in exchange for 239,672 shares of our Class A common stock; and (iv) upon JPDN's contribution, the Class B units in Vantiv Holding previously held by JPDN automatically converted into Class A units in Vantiv Holding, which in each case gives effect to the stock split described below. See "—Recapitalization Agreement."

  •
  Vantiv, Inc. amended and restated its certificate of incorporation and authorized capital stock consisting of 890,000,000 shares of Class A common stock, 100,000,000 shares of Class B common stock, and 10,000,000 shares of undesignated preferred stock. We conducted a 1.7576 for 1 stock split of our Class A common stock prior to the consummation of the initial public offering. Our amended and restated certificate of incorporation provides Fifth Third Bank with certain consent rights, which will prevent us or our subsidiaries from taking certain actions without Fifth Third Bank's approval. See "—Consent Rights."

  •
  Vantiv Holding's prior Amended and Restated Limited Liability Company Agreement was amended and restated to, among other things, modify its capital structure to effect a 1.7576 for 1 unit split and provide for a sufficient number of Class A units, Class B units and Class C non-voting units of Vantiv Holding, with the Class A units held by Vantiv, Inc., the Class B units held by the Fifth Third investors and the non-voting Class C units issuable upon exercise of the Warrant currently held by Fifth Third Bank. Vantiv, Inc. is the managing member and the majority unitholder of Vantiv Holding, and operates and controls Vantiv Holding, subject to the terms of Fifth Third Bank's consent rights and other provisions set forth in the Amended and Restated Vantiv Holding Limited Liability Company Agreement. We paid Fifth Third Bank a $15.0 million fee related to the modification of its consent rights (specifically with respect to (i) increasing the threshold on when certain actions require Fifth Third Bank's approval, (ii) the termination of transferability and (iii) all of the consent rights terminating upon the transfer of more than 50% of the shares of Class A and Class B common stock held by Fifth Third Bank and its affiliates immediately following the consummation of our initial public offering) under the prior Amended and Restated Vantiv Holding Limited Liability Company Agreement. Fifth Third Bank currently holds 48,822,826 Class B units, which are exchangeable for shares of Class A common stock. See "—Exchange Agreement."

  •
  Vantiv, Inc., Vantiv Holding and the Fifth Third investors entered into the Exchange Agreement under which we commit to maintain a 1:1 ratio between the units of Vantiv Holding and the common stock of Vantiv, Inc. and Fifth Third Bank (or certain permitted transferees thereof) have the right, subject to the terms of the Exchange Agreement, from time to time to exchange their Class B units or Class C non-voting units in Vantiv Holding for shares of our Class A common stock on a one-for-one basis, or, at Vantiv, Inc.'s option, for cash. To the extent that we issue a share of Class A common stock upon the exchange of a Class B unit of Vantiv Holding, Vantiv Holding will issue a Class A unit to us and we will cancel a share of Class B common stock. See "—Exchange Agreement."

  •
  We entered into four tax receivable agreements, which provide for payments by us to Vantiv Holding's pre-initial public offering investors equal to 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that we and NPC actually realize as a result of certain tax basis increases and NOLs. See "—Tax Receivable Agreements."

        In addition, the Fifth Third investors received one share of our Class B common stock for each Class B unit of Vantiv Holding that they hold. The Class B common stock only carries voting rights and the right for the Fifth Third investors to appoint a certain number of directors; it carries no economic rights. The total value and voting power of the Class A common stock and the Class B common stock that the Fifth Third investors hold (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) is limited to 18.5% of all Class A common stock (and preferred stock entitled to vote with the Class A common stock, if we issue any in the future) and Class B common stock at any one time other than in connection with a stockholder vote with respect to a change of control, in which event the Fifth Third investors have the right to that full number of votes equal to the number of shares of Class A common stock and Class B common stock they own. The Fifth Third investors also are entitled to elect a number of directors equal to the percentage of the voting power of all of our outstanding common stock represented by the Class B common stock held by the Fifth Third investors but not exceeding 18.5% of the Board of Directors. In addition to the extent that the Fifth Third investors hold Class A common stock and Class B common stock entitled to less than 18.5% of the voting power of the outstanding common stock, then the Fifth Third investors shall be entitled only to such lesser voting power. Fifth Third Bank, as the holder of all of our outstanding Class B common stock, holds 18.5% of the voting power in Vantiv, Inc. Holders of our Class B common stock also have to approve certain amendments to our amended and restated certificate of incorporation.

        In connection with our initial public offering, we purchased 2,086,064 Class B units from the Fifth Third investors with the proceeds we received from the underwriters' option to purchase additional shares in the initial public offering, at a purchase price equal to the public offering price less underwriting discounts and commissions. We also paid approximately $1.5 million in expenses on behalf of the Fifth Third investors in connection with our initial public offering.

        In December 2012, we issued 13,700,000 shares of Class A common stock to the Fifth Third investors in exchange for 13,700,000 Class B units in Vantiv Holding. The shares of Class A common stock that we issued to the Fifth Third investors in connection with this exchange were subsequently sold by the Fifth Third investors in an underwritten public offering in December 2012.

        In May 2013, a secondary offering took place in which Fifth Third and Advent together sold a total of 40.7 million shares of Class A common stock. We did not receive any proceeds from these sales. In connection with the secondary offering, we repurchased approximately 17.5 million shares of the Class A common stock sold to the underwriters in the secondary offering for $400 million at a price per share equal to the price paid by the underwriters to purchase the shares from the selling shareholders in the offering. In connection with the stock repurchase, we refinanced our existing senior secured credit facilities, resulting in an increase in the amount of debt by approximately $650 million, $400 million of which was used to fund the share repurchase. A special committee of the Company's board of directors comprised of independent, disinterested directors authorized the share repurchase.

        In August and November 2013, secondary offerings took place in which Advent sold 20.0 million shares and Fifth Third sold 15.0 million shares, respectively, of our Class A common stock in an underwritten public offering.

        Fifth Third Bank also holds a Warrant to purchase 20,378,027 Class C non-voting units of Vantiv Holding at an exercise price of approximately $15.98 per unit, subject to customary anti-dilution adjustments. The Warrant is (x) freely transferable, in whole or in part, (y) freely transferable, in whole or in part, by third parties and (z) freely exercisable by the holder thereof subject to (i) the receipt of a private ruling from the IRS stating that the exercise of the Warrant will not cause a deemed transfer taxable to Vantiv, Inc. of an interest in the capital of Vantiv Holding for tax purposes from Vantiv, Inc. to the party exercising the Warrant, or a capital shift that causes a taxable event for Vantiv, Inc., (ii) enactment of final U.S. income tax regulations to clarify that no taxes will be payable upon exercise of the Warrant due to a capital shift that causes a taxable event for Vantiv, Inc., or (iii) Fifth Third Bank or another creditworthy entity providing indemnity to us equal to 70% of any taxes payable by us in respect of any income or gain recognized by Vantiv Holding or Vantiv, Inc. resulting from such a capital shift that may be caused by the exercise of the Warrant (except in certain circumstances including a change). If all or part of the Warrant issued to Fifth Third Bank (inclusive of any derivative Warrants if only a portion of the Warrant is transferred) is transferred to a third party that is not an affiliate of Fifth Third Bank, upon exercise of the Warrant, the Class C non-voting units will immediately be exchanged for, at our option, cash or Class A common stock. See "—Exchange Agreement." The Warrant expires upon the earliest to occur of (i) June 30, 2029 and (ii) a change of control of Vantiv, Inc. (as defined in the revised Warrant Agreement) where the price paid per unit in such change of control minus the exercise price of the Warrant is less than zero. See "—Warrant."

        Our organizational structure allows Fifth Third Bank to retain equity ownership in Vantiv Holding, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of units. In addition, Fifth Third Bank from time to time may acquire an economic interest in Vantiv, Inc. by exercising their put right and acquiring Class A common stock pursuant to the Exchange Agreement. The Class B common stock gives voting rights to Fifth Third Bank. The total value and voting power of the Class A common stock and the Class B common stock that Fifth Third Bank holds (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) is limited to 18.5% of all Class A common stock (and preferred stock entitled to vote with the Class A common stock, if we issue any in the future) and Class B common stock outstanding at any time other than in connection with a stockholder vote with respect to a change of control, in which event Fifth Third Bank has the right to that full number of votes equal to the number of shares of Class A common stock and Class B common stock it owns. Holders of Class A common stock, by contrast, hold their equity ownership in Vantiv, Inc., a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes, in the form of shares of Class A common stock. Vantiv, Inc. and Fifth Third Bank will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Vantiv Holding.

        Vantiv, Inc. is a holding company and its principal assets have been equity interests in Vantiv Holding. As the majority unitholder of Vantiv Holding, we operate and control the business and affairs of Vantiv Holding, subject to the Fifth Third consent rights in our amended and restated certificate of incorporation and the Amended and Restated Vantiv Holding Limited Liability Company Agreement. For so long as the Exchange Agreement is in effect, we will conduct our business exclusively through Vantiv Holding and its respective operating subsidiaries.

        In addition, pursuant to our amended and restated certificate of incorporation, the Exchange Agreement and the Amended and Restated Vantiv Holding Limited Liability Company Agreement, the capital structure of Vantiv, Inc. and Vantiv Holding generally replicate one another and provide for customary antidilution mechanisms in order to maintain a one-for-one exchange ratio between the units of Vantiv Holding and the Vantiv, Inc. common stock, among other things.

        The unitholders of Vantiv Holding, including Vantiv, Inc. will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Vantiv Holding. Net profits and net losses of Vantiv Holding will generally be allocated to its unitholders (including Vantiv, Inc.) pro rata in accordance with the percentages of their respective limited liability company interests. The Amended and Restated Vantiv Holding Limited Liability Company Agreement provides for cash distributions, which we refer to as "tax distributions," pro rata to the holders of its units if Vantiv, Inc., as the majority unitholder of Vantiv Holding, determines that the taxable income of Vantiv Holding will give rise to taxable income for a unitholder. Generally, these tax distributions will be computed based on an estimate of the net taxable income of Vantiv Holding allocable to a holder of its units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state or local income tax rate prescribed for a corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). Tax distributions will be made only to the extent all distributions from Vantiv Holding for the relevant year were insufficient to cover such tax liabilities and are subject to certain Fifth Third Bank consent rights set forth in the Amended and Restated Vantiv Holding Limited Liability Company Agreement.

        Vantiv Holding is permitted under the Amended and Restated Vantiv Holding Limited Liability Company Agreement to make payments to us that are required under the Exchange Agreement and the Advancement Agreement, which allows us to make payments under our tax receivable agreement related to the NPC NOLs, make payments under our other tax receivable agreements to the extent not covered by payments made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement, make payments required under the Exchange Agreement, pay our franchise taxes and cover our reasonable administrative and corporate expenses, which includes substantially all expenses incurred by or attributable to Vantiv, Inc.

Recapitalization Agreement

        We and the pre-initial public offering investors entered into a recapitalization agreement in connection with the reorganization transactions and our initial public offering. Pursuant to the recapitalization agreement, the existing holders of our common stock received 89,515,617 shares of our Class A common stock in exchange for the shares of common stock they held, and we issued 86,005,200 shares of our Class B common stock to the Fifth Third investors. JPDN contributed all rights, title and interest in its Class A and Class B units in Vantiv Holding in exchange for 239,672 shares of our Class A common stock, and upon JPDN's contribution, the Class B units held by JPDN automatically converted into Class A units of Vantiv Holding, in each case, giving effect to the 1.7576 for 1 stock split. Furthermore, pursuant to the recapitalization agreement, we paid Fifth Third Bank a $15.0 million fee related to the modification of its consent rights (specifically with respect to (i) increasing the threshold on when certain actions require Fifth Third Bank's approval, (ii) the termination of transferability and (iii) all of the consent rights terminating upon the transfer of more than 50% of the shares of Class A and Class B common stock held by Fifth Third Bank and its affiliates immediately following the consummation of our initial public offering) under the prior Amended and Restated Vantiv Holding Limited Liability Company Agreement. The recapitalization was effective when we filed our amended and restated certificate of incorporation.

Exchange Agreement

        We, Vantiv Holding and the Fifth Third investors entered into the Exchange Agreement, under which the Fifth Third investors (or certain permitted transferees of their Class B units in Vantiv Holding or of the Warrant) have the right, subject to the terms of the Exchange Agreement, from time to time to exchange their Class B units or Class C non-voting units in Vantiv Holding for shares of our Class A common stock or, at our option, cash. If we choose to satisfy the exchange in cash, the price per Class B unit or Class C non-voting unit will be equal to the volume weighted average price per share on the listed exchange of Class A common stock for the 15 trading days preceding the delivery of the exchange notice. In addition, upon a change of control (as defined in the agreement), we will have the right to (i) exchange all Class B units and Class C non-voting units held by the Fifth Third investors for Class A common stock of Vantiv, Inc. on a one-for-one basis, or (ii) deliver cash consideration to the Fifth Third investors equal to the fair market value of such securities.

        The Fifth Third investors have a right to put their Class B units of Vantiv Holding to Vantiv, Inc. at any time, limited to tranches of less than 18.5% of the Class A common stock and so long as the Fifth Third investors will not, as a result of exercising the put, hold more than 18.5% of the total value and voting power of the Class A common stock, the Class B common stock and other capital stock (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) at any one time. Other than the foregoing limitations, there are no limits on sequential puts so long as the units being put represent more than 2% of the aggregate outstanding units of Vantiv Holding. If units being exchanged represent less than 2% of the aggregate outstanding units of Vantiv Holding, in addition to the foregoing limitations, the put rights may only be exercised once per calendar quarter and only upon 60 days prior notice (which has not been revoked prior to ten business days before the proposed date of exchange). The foregoing limitations do not apply to any exercise of the Fifth Third investors' (or their permitted transferees') right to put their Class B units in case of a change of control or Rule 13e-3 transaction, each as defined in the Exchange Agreement.

        The Exchange Agreement also provides that if the Warrant that is held by Fifth Third Bank for Class C non-voting units is exercised by a third party that is not Fifth Third Bank or any of its affiliates, then immediately following the issuance of Class C non-voting units, such non-voting units will be exchanged for, at our option, cash or an equal number of shares of Class A common stock.

        Any expenses incurred as a result of any exchange are paid by the exchanging Fifth Third investor, except we (and Vantiv Holding) are required to pay any transfer taxes, stamp taxes or duties or similar taxes in connection with any exchange.

        Additionally, under the Exchange Agreement, we and Fifth Third Bank and its affiliates are prohibited from taking any action without the prior written consent of the other party that would cause Fifth Third Bank and its affiliates to own more than 18.5% of the total value and voting power of the Class A common stock and the Class B common stock (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding), other than in connection with a stockholder vote with respect to a change of control. The Exchange Agreement also contains customary antidilution mechanisms in order to maintain a one-for-one ratio between units of Vantiv Holding and the Vantiv, Inc. common stock.

Tax Receivable Agreements

        Prior to the consummation of our initial public offering, Vantiv, Inc. entered into four tax receivable agreements with our pre-initial public offering investors. One tax receivable agreement provides for the payment by us to the Fifth Third investors of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize as a result of the increases in tax basis that may result from the purchase of Vantiv Holding units from the Fifth Third investors or from future exchanges of units in Vantiv Holding by the Fifth Third investors for cash or shares of our Class A common stock, as well as the tax benefits attributable to payments made under such tax receivable agreement. Any actual increase in tax basis, as well as the amount and timing of any payments under the agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of shares of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, and the amount and timing of our income. The second of these tax receivable agreements provides for the payment by us to Advent of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize as a result of our use of our tax attributes in existence prior to the effective date of our initial public offering, as well as the tax benefits attributable to payments made under such tax receivable agreement. The third of these tax receivable agreements provides for the payment by us to our pre-initial public offering investors of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that NPC actually realizes as a result of its use of its NOLs and other tax attributes, as well as the tax benefits attributable to payments made under such tax receivable agreement, with any such payment being paid to Advent, the Fifth Third investors and JPDN according to their respective ownership interests in Vantiv Holding immediately prior to the reorganization transactions. The fourth of these tax receivable agreements provides for the payment to JPDN of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize as a result in the increase of tax basis that may result from the Vantiv Holding units exchanged for our Class A common stock by JPDN, as well as the tax benefits attributable to payments made under such tax receivable agreement.

        On October 23, 2013, the Company entered into substantially identical tax receivable termination agreements with Advent and JPDN to terminate the obligations owed to them under the TRAs discussed above. Under the terms of the tax receivable termination agreements, the Company paid approximately $112 million to Advent and $0.5 million to JPDN to settle approximately $254 million of obligations under the TRAs. As a result of the termination agreements, the TRAs with Advent and JPDN were terminated and the Company has no further obligations to Advent or JPDN under the TRAs. The Company remains obligated to pay amounts due to Fifth Third Bank under its TRA. A special committee of the Company's board of directors comprised of independent, disinterested directors authorized the tax receivable termination agreements.

        The payments we will be required to make under the remaining tax receivable agreement with Fifth Third could be substantial. As of December 31, 2013, we have recorded a liability of $559.7 million associated with the tax receivable agreements. The liability under the tax receivable agreements will not have an impact on our statements of income. We will incur additional liabilities in connection with any future purchases by us of units in Vantiv Holding from Fifth Third Bank or from any future exchanges of Vantiv Holding units by Fifth Third Bank for cash or shares of our Class A common stock, which we cannot quantify at this time and which could be significant. It is possible that future transactions or events, including changes in tax rates, could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments. The payments under the tax receivable agreements are not conditioned upon the continued ownership of us or Vantiv Holding by Fifth Third.

Advancement Agreement

        We and Vantiv Holding entered into the Advancement Agreement, which provides for payments by Vantiv Holding to us for required payments under our tax receivable agreement related to the NPC NOLs, required payments under our other tax receivable agreements to the extent not covered by payments made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement, required payments under the Exchange Agreement, our franchise taxes and our reasonable administrative and corporate expenses, which includes substantially all expenses incurred by or attributable to Vantiv, Inc.

Consent Rights

        Our amended and restated certificate of incorporation provides Fifth Third Bank with consent rights that require the approval of Fifth Third Bank for certain significant matters. The consent rights will terminate upon the earlier to occur of any of the following, which we refer to as trigger events: (i) Fifth Third Bank and its affiliates transfer (other than as a result of an acquisition of control of Fifth Third Bank or any of its direct or indirect parent companies by any person) more than 50% of the shares of Class A common stock and Class B common stock that they hold immediately following the consummation of our initial public offering (excluding any shares of Class A common stock or Class B common stock that Fifth Third Bank or its affiliates could sell to us if the underwriters exercise their option to purchase additional shares) (calculated on an as converted basis by aggregating the Fifth Third investors' ownership interest in our company with their ownership interest in Vantiv Holding); (ii) any specified competitor acquires control of Fifth Third Bank or any of its direct or indirect parent companies; (iii) any government entity acquires more than 20% interest in Fifth Third Bank or any person other than a specified competitor acquires control of Fifth Third Bank or any of its direct or indirect parent companies, and a change of more than 50% of the Class B directors occurs as a result; or (iv) Fifth Third Bank or any of its direct or indirect parent companies goes into bankruptcy, receivership or a similar event. Such consent rights require approval, subject to certain exceptions, for: (a) a change of control of Vantiv, Inc. to the extent the implied equity value of Vantiv, Inc., Vantiv Holding and our other subsidiaries is below certain thresholds, each being significantly lower than such implied equity value as of the date hereof; (b) changes to material terms and conditions of the Vantiv Holding Management Phantom Equity Plan; (c) issuances of new securities constituting more than 20% of total outstanding common stock of Vantiv, Inc. (excluding any shares issuable in connection with the Warrant, the Vantiv Holding Management Phantom Equity Plan and the 2012 Incentive Equity Plan); and (d) incurrences of indebtedness by us and our subsidiaries if immediately following such incurrence our leverage ratio would be equal to or exceed 5 to 1. No consent rights exercisable by Fifth Third Bank may be transferred to any third party.

        The Amended and Restated Vantiv Holding Limited Liability Company Agreement also provides Fifth Third Bank with consent rights that require the approval of Fifth Third Bank for certain significant matters related to Vantiv Holding and its subsidiaries. The consent rights will terminate upon the trigger events described above. Such consent rights require approval for, among other things, subject to certain exceptions: (a) a change of control of Vantiv, Inc. or Vantiv Holding to the extent the implied equity value of Vantiv, Inc., Vantiv Holding and our other subsidiaries is below certain thresholds, each being significantly lower than such implied equity value as of the date hereof; (b) sales of assets in excess of $250 million; (c) acquisitions or investments in excess of $300 million; (d) retention of the auditor of Vantiv Holding and our subsidiaries; (e) transactions among Vantiv Holding and our other subsidiaries with Advent or its affiliates if they are not on arm's-length terms or would require payments/incurrence of obligations of more than $1 million; (f) a material change to the strategic direction of Vantiv Holding and/or our other subsidiaries; (g) making any loans or series of related loans in excess of $250 million; (h) incurrences of indebtedness by Vantiv Holding or its subsidiaries if immediately following such incurrence our leverage ratio would be equal to or exceed 5 to 1; (i) changes to material terms and conditions of any equity incentive plan of Vantiv Holding; (j) capital expenditure contracts in excess of $75 million; (k) the payment or setting aside of any distributions; (l) issuances of new securities constituting more than 20% of total outstanding shares of Vantiv, Inc. (excluding any shares issuable in connection with the Warrant, Vantiv Holding Management Phantom Equity Plan and the 2012 Incentive Equity Plan); (m) material tax elections; (n) submission of material tax returns; and (o) changes to capitalization or organization of any subsidiary (including the formation of any subsidiary) or any governance provisions of any subsidiary that would either circumvent the consent rights provided for in the Amended and Restated Vantiv Holding Limited Liability Company Agreement or materially and adversely affect any member holding 15% or more of the outstanding units in a manner differently or disproportionately than the other members. Furthermore, until Fifth Third Bank and its affiliates are no longer deemed to control the company under applicable banking laws, we and Vantiv Holding are required to refrain from engaging in any business that would not be permissible for Fifth Third Bank or its affiliates or that would reasonably require Fifth Third Bank or its affiliates to seek regulatory approval, whether under the BHC Act, Ohio law or other applicable federal or state law, without first providing notice to Fifth Third Bank and to use reasonable best efforts to assist Fifth Third Bank or its affiliates in obtaining such regulatory approval. No consent rights exercisable by Fifth Third Bank may be transferred to any third party.

        Pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement, Vantiv Holding will determine when distributions will be made to unitholders of Vantiv Holding, including Vantiv, Inc., and the amount of any such distributions, subject to the consent rights described above (other than with respect to tax distributions made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement and payments required under the Exchange Agreement and the Advancement Agreement, which allows us to make payments under our tax receivable agreement related to the NPC NOLs, make payments under our other tax receivable agreements to the extent not covered by payments made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement and make payments required under the Exchange Agreement, pay our franchise taxes and cover our reasonable administrative and corporate expenses, which are not subject to such consent rights). If a distribution is authorized, such distribution will be made to the unitholders of Vantiv Holding pro rata in accordance with the percentages of their respective limited liability company interests.

        Upon a change of control, we will have the rights to require Fifth Third Bank to participate in the proposed transaction with respect to the units held by Fifth Third Bank if (i) the change of control is approved pursuant to the consent rights described above or (ii) the change of control has been approved by the stockholders of Vantiv, Inc. in which Fifth Third Bank was eligible to vote its entire equity interest in Vantiv, Inc. on a fully diluted basis (without giving effect to the exercise of the Warrant currently held by Fifth Third Bank).

Warrant

        In connection with the Master Investment Agreement, Fifth Third Bank received the Warrant on June 30, 2009, to purchase 20,378,027 Class C non-voting units of Vantiv Holding at an exercise price of approximately $15.98 per unit, subject to customary anti-dilution adjustments. The Warrant is (x) freely transferable, in whole or in part, (y) freely transferable in whole or in part by third parties and (z) freely exercisable by the holder thereof subject to (i) the receipt of a private ruling from the IRS stating that the exercise of the Warrant will not cause a deemed transfer taxable to Vantiv, Inc. of an interest in the capital of Vantiv Holding for tax purposes from Vantiv, Inc. to the party exercising the Warrant, or a capital shift that causes a taxable event for Vantiv, Inc., (ii) enactment of final U.S. income tax regulations to clarify that no taxes will be payable upon exercise of the Warrant due to a capital shift that causes a taxable event for Vantiv, Inc. or (iii) Fifth Third Bank or another creditworthy entity providing indemnity to us equal to 70% of any taxes payable by us in respect of any income or gain recognized by Vantiv Holding or Vantiv, Inc. resulting from such a capital shift that may be caused by the exercise of the Warrant (except in certain circumstances, including a change of control). If the Warrant is transferred to a third party that is not an affiliate of Fifth Third Bank, upon exercise of the Warrant, the Class C non-voting units will immediately be exchanged for, at our option, cash or Class A common stock. See "—Exchange Agreement." The Warrant expires upon the earliest to occur of (i) June 30, 2029, and (ii) a change of control of Vantiv, Inc. (as defined in the revised Warrant Agreement) where the price paid per unit in such change of control minus the exercise price of the Warrant is less than zero.

Registration Rights Agreement

        In connection with the separation transaction, registration rights were granted to all of the members of Vantiv Holding pursuant to a registration rights agreement, or the Prior Registration Rights Agreement. Under the terms of the prior Registration Rights Agreement, Vantiv Holding, among other things, agreed to use its best efforts to effect registered offerings upon request from the members and to grant incidental or "piggyback" registration rights with respect to any registerable securities held by the members.

        In connection with our initial public offering, the Prior Registration Rights Agreement was terminated and Vantiv, Inc. entered into a new registration rights agreement, or the New Registration Rights Agreement, with the parties to the Prior Registration Rights Agreement, with substantially the same terms as the Prior Registration Rights Agreement, except to reflect that Vantiv, Inc. effected the initial public offering and not Vantiv Holding. Vantiv, Inc. also granted "piggyback" registration rights with respect to any registerable securities held by funds managed by Advent, the Fifth Third investors, JPDN or the other holders of our securities that are party to the New Registration Rights Agreement.

        Pursuant to the New Registration Rights Agreement, the obligation to effect any demand for registration by the funds managed by Advent and the Fifth Third investors is subject to certain conditions, including that (i) there has not been more than two demand registrations on a Form S-1 on behalf of the funds managed by Advent, (ii) there has not been more than two demand registrations on Form S-1 on behalf of the Fifth Third investors, (iii) there has not been more than two registrations of subject securities pursuant to demand registrations per calendar year, (iv) there has not been any registration of the subject securities in the 90 days preceding such demand (whether or not pursuant to a demand registration) and (v) the anticipated aggregate market value of the offered securities is at least $75 million.

        In connection with any registration effected pursuant to the terms of the New Registration Rights Agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registerable securities included in any registration are to be paid by the persons including such registerable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registerable securities against all claims, losses, damages and liabilities with respect to each registration effected pursuant to the New Registration Rights Agreement.

Business Agreements with Fifth Third Bank and Fifth Third Bancorp

Clearing, Settlement and Sponsorship Agreement and Treasury Management Agreement

        On June 30, 2009, the Company entered into a Clearing, Settlement and Sponsorship Agreement with Fifth Third Bank. Fifth Third Bank acts as our member "sponsor" to the Visa, MasterCard and other payment network associations because non-financial institutions (such as payment processors, independent sales organizations, third party service providers, merchants, non-member financial institutions) must obtain the "sponsorship" of a member bank in order to participate. Under this agreement Fifth Third Bank transfers the responsibility for all card association requirements and fees to us as a "sponsored participant." Fifth Third Bank is the primary provider of our payment network sponsorship. This agreement has a term of 10 years and terminates in June 2019.

        On June 30, 2009, the Company and Fifth Third Bank entered into the Treasury Management Agreement which provides for our use of Fifth Third Treasury Management services. Services available under this agreement include depository services, automated clearing house services, wire transfers and lockbox accounts.

        For the years ended December 31, 2013, 2012 and 2011, the Company paid Fifth Third approximately $2.2 million, $1.4 million and $1.2 million, respectively, for these services. The Company also holds certain cash and cash equivalents on deposit at Fifth Third. At December 31, 2013 and 2012, approximately $146.3 million and $21.3 million, respectively, was held on deposit at Fifth Third. Interest income on such amounts during years ended December 31, 2013 and 2012 was approximately $1.4 million and $0.9 million, respectively.

Referral Agreement

        On June 30, 2009, the Company entered into an exclusive referral arrangement with Fifth Third. Commercial and retail merchant clients of Fifth Third and its subsidiary depository institutions that request merchant (credit or debit card) acceptance services are referred exclusively to us. In return for these referrals and the resulting merchant relationships, we make ongoing incentive payments to Fifth Third. The agreement also provides for our referral of prospective banking clients to Fifth Third, in return for certain incentive payments. This agreement terminates in June 2019. Costs associated with this agreement totaled $0.4 million, $0.5 million and $0.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Services Agreements

        On June 30, 2009, the Company entered into a Master Services Agreement with Fifth Third Bancorp and agreed to provide Fifth Third Bancorp and its subsidiary depository institutions with various electronic fund transfer, or EFT, services including debit card processing and ATM terminal driving services. This is an exclusive agreement which terminates June 2019. On January 7, 2003, a services agreement with Fifth Third Bank was entered into for the provision of certain card and check processing services. The agreement had an initial term of three years with successive one year renewal periods thereafter. Revenue, including network fees and other, pursuant to these agreements was approximately $79.4 million, $76.1 million and $69.4 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Transition Services Agreement

        In conjunction with the separation transaction, the Company entered into a Transition Services Agreement, or TSA with Fifth Third Bank covering certain services required to support us as a stand-alone entity during the period following the separation transaction. These services involved IT services, back-office support, employee related services, product development, risk management, legal, accounting and general business resources. The TSA terminated on October 31, 2011. Subsequent to such date, we continue to receive certain non-material services from Fifth Third Bank. The total for services provided by Fifth Third Bank for the years ended December 31, 2013, 2012 and 2011 were $0.5 million, $1.1 million and $23.2 million, respectively.

Master Lease Agreement/Master Sublease Agreement

        On July 1, 2009, the Company entered into a five-year Master Lease Agreement and a five-year Master Sublease Agreement with Fifth Third and certain of its affiliates for the lease or sublease of a number of office and/or data center locations. Related party rent expense was approximately $3.6 million, $3.7 million and $6.8 million, respectively, for the years ended December 31, 2013, 2012 and 2011.

Beginning in February of 2012, this amount was substantially reduced as a result of our exercise of termination rights and the purchase and relocation to our new corporate headquarters.

Agreements with Advent

        In connection with the separation transaction, on June 30, 2009, we entered into a management agreement with Advent for management services including consulting and business development services related to sales and marketing activities, acquisition strategies, financial and treasury requirements and strategic planning. Pursuant to this agreement, we paid a fee to Advent of $1.0 million during each of the years ended December 31, 2012, 2011 and 2010. Pursuant to its terms, the agreement terminated in connection with our initial public offering.

Senior Secured Credit Facilities

        In May 2013, the Company entered into a $1.85 billion term A loan, of which a portion of the proceeds were used to repay the existing senior secured credit facilities which consisted of term A and term B loans with an aggregate outstanding balance of approximately $1.2 billion. The related revolving credit facility was also terminated. In addition to the new term A loan, the new debt agreement includes a $250 million revolving credit facility. For the years ended December 31, 2013, 2012 and 2011, interest expense associated with these arrangements was $7.3 million, $10.2 million, and $18.4 million, respectively, and commitment fees were $0.3 million, $0.4 million, and $0.3 million, respectively. As of December 31, 2013, Fifth Third held $343.6 million of the term A loans.

Interest Rate Swap

        As of December 31, 2013, the Company had 16 outstanding interest rate swaps with a combined notional balance of $1.4 billion (amortizing to $1.1 billion) covering an exposure period from June 2013 through June 2017 that were designated as cash flow hedges of interest rate risk. Fifth Third is the counterparty to 5 of the 16 outstanding interest rate swaps with notional balances ranging from $318.8 million to $262.5 million.

Board Compensation

        Directors who are our employees or employees of our subsidiaries do not receive compensation for their service as members of our board of directors. Our other directors receive compensation for their service as members of our board of directors as described in this proxy statement under Director Compensation.

Offer Letters

        We have entered into offer letters with each of our executive officers, including our named executive officers. For more information regarding these agreements, see "Executive Compensation—Employment Agreements and Severance Benefits."

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors. These agreements, among other things, require us to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2014 and the Board recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee may reconsider its selection. Notwithstanding its selection or voting results, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

        Deloitte & Touche LLP has audited our consolidated financial statements annually since it was first appointed in fiscal year 2009. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Fees for Professional Services Rendered, Accrued for or Billed by Deloitte & Touche LLP during Fiscal Years 2013 and 2012

	Fiscal Year
	2013	2012
Audit Fees	$2,077,400	$1,588,000
Audit-Related Fees	251,100	160,150
Tax Fees	—	—
All Other Fees	2,130	—

Total	$2,330,630	$1,748,150

    "Audit Fees" consisted of fees for the audit of our annual consolidated financial statements and the reviews of our interim financial statements, services rendered in connection with the filing of registration statements, including our Form S-3 filings related to secondary public offerings, and the issuance of comfort letters and consents.

    "Audit-Related Fees" consisted of assurance services related to an assessment of the controls that support our IT control environment.

    "All Other Fees" consisted of an accounting information research tool.

Pre-Approval Policies and Procedures.

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Under the policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company's independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants' independence. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Chair of the Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All fees described above were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee of our Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2013 with our management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (AICPA) and Public Company Accounting Oversight Board (PCAOB), including Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the PCAOB in Rule 3200T. The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

        Based on the Audit Committee's review of the matters noted above and its discussions with Deloitte & Touche LLP and our management, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Audit Committee Lee Adrean, Chair Gary Lauer Jeffrey Stiefler

ITEM 1:    ELECTION OF THREE CLASS II DIRECTORS

        Our Board of Directors consists of eleven members. In accordance with our Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes with staggered three-year terms. The term of the Class I directors expires at the 2016 annual meeting of stockholders, the term of the Class II directors expires at the 2014 annual meeting, and the term of the Class III directors expires at the 2015 annual meeting. At the 2014 Annual Meeting, the three Class II directors will be elected to serve a term expiring at the annual meeting of stockholders held in 2017. The holders of our Class A common stock elect two of the Class II directors, and Fifth Third Bank, as the holder of all of our outstanding Class B common stock, nominates and elects one of the Class II directors. As a result, the holders of our Class A common stock will be voting to elect John Maldonado and Christopher Pike, and Fifth Third Bank will be voting to elect its nominee, Daniel Poston.

Nominees

        The Nominating and Corporate Governance Committee of the Board of Directors recommended, and the Board of Directors approved, John Maldonado and Christopher Pike as the Class A nominees for election at the Annual Meeting. Pursuant to our amended and restated certificate of incorporation, Fifth Third Bank, as the holder of our Class B common stock, has selected Daniel Poston as the Class B nominee for election at the Annual Meeting. If elected, each of the nominees will serve as Class II directors with a term expiring at our annual meeting in 2017, and until a successor is qualified and elected or until his earlier resignation or removal. Each of the nominees is currently a director of the Company. Please see "Nominees" beginning on page 8 of this Proxy Statement for information concerning the nominees.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of John Maldonado, Christopher Pike and Daniel Poston. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors (in the case of John Maldonado and Christopher Pike) or Fifth Third Bank (in the case of Daniel Poston). We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

        The Board of Directors unanimously recommends that the Class A stockholders vote "FOR" the election of each of John Maldonado and Christopher Pike as Class II directors.

ITEM 2:    PROPOSAL TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

        As it did last year, Vantiv is asking its stockholders to approve, in a non-binding advisory vote, the compensation of Vantiv's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis ("CD&A") and the Executive Compensation sections of this proxy statement. The Compensation Committee values the opinions of the Company's stockholders. Accordingly, the Compensation Committee will consider the outcome of the vote on this proposal when it makes future decisions regarding executive compensation.

        Our executive compensation program is designed to provide a competitive compensation package that rewards individual and Company performance, reflects job complexity and responsibility, and ensures long-term motivation and retention. We seek to accomplish these goals in a way that is aligned with the long-term interests of our stockholders. To achieve these objectives, our executive compensation program follows these principles:

  •
  offer a total compensation opportunity that is competitive in our industry and sufficient to attract, retain and motivate executives who can drive our performance and lead us to achieve our short- term and long-term financial and strategic objectives

  •
  pay for performance by linking a majority of pay to Company performance and changes in stockholder value, while mitigating undue risk

  •
  align the interests of our executives and stockholders by using long-term equity-based incentives and maintaining stock ownership and retention guidelines that encourage a culture of ownership and reward executive officers for sustained and superior Company performance and stockholder return

        The Board of Directors recommends that stockholders approve the following resolution at the 2014 Annual Meeting:

  RESOLVED, that the stockholders of Vantiv, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's Named Executive Officers described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company's 2014 Annual Meeting of Stockholders.

        For the reasons discussed above, the Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

ITEM 3:    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2014. The Board of Directors is asking that you ratify this appointment. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee may reconsider its selection. Notwithstanding its selection or voting results, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of Vantiv and its stockholders.

        We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

        The Board of Directors recommends you vote FOR the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. Proxies received by the Board of Directors will be voted FOR this proposal unless they specify otherwise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Vantiv's directors, executive officers, and any persons who own more than 10% of our common stock ("reporting persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These reporting persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 that they file with the SEC. Based on a review of such forms filed with the SEC and written representations from our reporting persons, Vantiv believes that all forms were filed in a timely manner during fiscal 2013.

OTHER MATTERS

        The Board of Directors does not know of any matters that will be brought before the Annual Meeting other than those listed in this proxy statement. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed form of proxy will have authority to vote on such matters in their discretion.

INCORPORATION BY REFERENCE

        The information contained above under the captions "Compensation Committee Report" and "Audit Committee Report" shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that we specifically incorporate it by reference into such filing.

ADDITIONAL INFORMATION

Stockholder Proposals and Other Business for our Annual Meeting in 2015

        If you want to submit a proposal for possible inclusion in our proxy statement and form of proxy for the 2015 annual meeting of stockholders, you must ensure your proposal is received by us on or before November 17, 2014 and is otherwise in compliance with the requirements of SEC rules, including Exchange Act Rule 14a-8.

        Our Bylaws also provide that other business, including stockholder nominations for director, may not be brought before an annual meeting unless it is (1) specified in the notice of meeting (which includes stockholder proposals that the Company is required to include in its proxy statement under Exchange Act Rule 14a-8), (2) properly brought by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (3) brought by a stockholder of the Company on the record date who has delivered notice to the principal executive office of the Company (containing the information specified in the Bylaws) no earlier than December 30, 2014 nor later than January 29, 2015. In addition, you must comply with Exchange Act Rule 14a-8 to have your proposal included in the Company's proxy statement and form of proxy.

        A copy of the full text of the Company's Bylaws may be obtained online on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage or upon written request to the Corporate Secretary at 8500 Governors Hill Drive, Symmes Township, Ohio 45249.

Solicitation of Proxies

        The above notice and proxy statement are sent by order of the Board of Directors.

Nelson F. Greene Chief Legal Officer and Secretary

Dated: March 17, 2014

2014 ANNUAL STOCKHOLDERS' MEETING

RESERVATION REQUEST FORM

        If you plan to attend the 2014 Annual Meeting of Stockholders of Vantiv, Inc., please complete the following information and return to Nelson F. Greene, Chief Legal Officer and Secretary, Vantiv, Inc., 8500 Governors Hill Drive, Symmes Township, Ohio 45249.

Your name and address:

Number of shares of Vantiv
common stock you hold:

        If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Registered
stockholder:
(name of your bank, broker, or other nominee)

THIS IS NOT A PROXY CARD

BARCODE See the reverse side of this notice to obtain proxy materials and voting instructions. BROKER LOGO HERE 1 OF 2 12 15 1234567 1234567 1234567 1234567 1234567 1234567 1234567 Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000201186_1 R1.0.0.51160 VANTIV, INC. Annual Meeting April 29, 2014 April 29, 2014 9:00 AM EDT March 03, 2014 The Westin Cincinnati 21 East Fifth Street Cincinnati, Ohio 45202 Return Address Line 1 Return Address Line 2 Return Address Line 3 51 MERCEDES WAY EDGEWOOD NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

How To Vote Please Choose One of the Following Voting Methods Internal Use Only Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. XXXX XXXX XXXX XXXX XXXX XXXX Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. XXXX XXXX XXXX 0000201186_2 R1.0.0.51160 1. Annual report on Form 10K 2. Notice & Proxy Statement Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 15, 2014 to facilitate timely delivery.

BARCODE 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence # 0000 0000 0000 . Voting items 0000201186_3 R1.0.0.51160 The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 John Maldonado 02 Christopher Pike 03 Daniel Poston The Board of Directors recommends you vote FOR the following proposal(s): 2 To approve, on an advisory basis, the compensation of the Company's named executive officers. 3 To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE Voting Instructions THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE P99999-010 12 15 # OF # Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # Reserved for Broadridge Internal Control Information 0000201186_4 R1.0.0.51160

ANNUAL MEETING OF STOCKHOLDERS OF VANTIV, INC. April 29, 2014 9:00 am The Westin Cincinnati 21 East Fifth Street Cincinnati, Ohio 45202 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, Proxy Statement and Annual Report are available at http://www.astproxyportal.com/ast/17549/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: John Maldonado Class A Nominee Christopher Pike Class A Nominee Daniel Poston Class B Nominee 2. To approve, on an advisory basis, the compensation of the Company's named executive officers. 3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20430403000000000000 4 043013 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Holders of Class A stock only vote on Class A nominees Holders of Class B stock only vote on Class B nominees

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 VANTIV, INC. Proxy for Annual Meeting of Stockholders on April 29, 2014 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Charles Drucker and Nelson Greene, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Vantiv, Inc., to be held on April 29, 2014 at 9:00 a.m., and at any adjournments or postponements thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. (Continued and to be signed on the reverse side.)